Exhibit 99(c)

ITEM 8.  FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareowners of Alliant Energy Corporation:

We have audited the accompanying consolidated balance sheets and statements of capitalization of Alliant Energy Corporation and subsidiaries (the "Company") as of December 31, 2002 and 2001, and related consolidated statements of income, cash flows and changes in common equity for each of the three years in the period ended December 31, 2002. Our audit also included the supplemental schedule listed in Exhibit 99(d). These financial statements and the supplemental schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the supplemental schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such supplemental schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 10 to the consolidated financial statements, on July 1, 2000, the Company changed its method of accounting for derivative instruments to adopt Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended ("SFAS 133"), and on January 1, 2001, the Company's equity method investees changed their method of accounting for derivative instruments to adopt SFAS 133.

As discussed in Note 10 to the consolidated financial statements, in 2003 the Company adopted EITF Issue 02-3, "Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities," that required energy trading contracts to be reported net in the income statement for all periods presented.



/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
March 18, 2003
(June 3, 2003 as to the classification of SmartEnergy as discontinued operations described in Notes 1 and 16 and the reclassification of energy trading revenues to a net basis of reporting described in Notes 1 and 10)


                                               ALLIANT ENERGY CORPORATION
                                           CONSOLIDATED STATEMENTS OF INCOME

                                                                                        Year Ended December 31,
                                                                            2002                 2001                 2000
---------------------------------------------------------------------------------------------------------------------------------
                                                                                (in thousands, except per share amounts)
Operating revenues:
  Electric utility                                                          $1,752,534           $1,756,556           $1,648,036
  Gas utility                                                                  393,986              487,877              414,948
  Non-regulated and other                                                      291,822              325,072              207,991
                                                                      -----------------    -----------------    -----------------
                                                                             2,438,342            2,569,505            2,270,975
                                                                      -----------------    -----------------    -----------------
---------------------------------------------------------------------------------------------------------------------------------
Operating expenses:
  Electric and steam production fuels                                          303,625              310,689              288,621
  Purchased power                                                              362,501              403,166              294,818
  Cost of utility gas sold                                                     248,994              360,911              278,734
  Other operation and maintenance                                              777,938              772,842              678,277
  Depreciation and amortization                                                309,589              302,377              296,732
  Taxes other than income taxes                                                103,865              102,136               97,823
                                                                      -----------------    -----------------    -----------------
                                                                             2,106,512            2,252,121            1,935,005
                                                                      -----------------    -----------------    -----------------
---------------------------------------------------------------------------------------------------------------------------------
Operating income                                                               331,830              317,384              335,970
                                                                      -----------------    -----------------    -----------------
---------------------------------------------------------------------------------------------------------------------------------
Interest expense and other:
  Interest expense                                                             186,527              185,599              168,149
  Interest income from loans to discontinued operations, net                   (16,923)             (10,041)              (7,195)
  Equity (income) loss from unconsolidated investments                          12,825              (18,799)             (19,468)
  Allowance for funds used during construction                                  (7,696)             (11,144)              (8,761)
  Preferred dividend requirements of subsidiaries                                6,172                6,720                6,713
  Impairment of available-for-sale securities of McLeodUSA Inc.                 27,218                    -                    -
  Gain on reclassification of investment                                             -                    -             (321,349)
  Miscellaneous, net                                                            (6,150)             (14,933)             (39,214)
                                                                      -----------------    -----------------    -----------------
                                                                               201,973              137,402             (221,125)
                                                                      -----------------    -----------------    -----------------
---------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations before income taxes                          129,857              179,982              557,095
                                                                      -----------------    -----------------    -----------------
---------------------------------------------------------------------------------------------------------------------------------
Income taxes                                                                    42,401               51,823              226,180
                                                                      -----------------    -----------------    -----------------
---------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations                                               87,456              128,159              330,915
                                                                      -----------------    -----------------    -----------------
---------------------------------------------------------------------------------------------------------------------------------
Income from discontinued operations, net of tax (Note 16)                       19,425               57,071               51,039
                                                                      -----------------    -----------------    -----------------
---------------------------------------------------------------------------------------------------------------------------------
Income before cumulative effect of changes in
   accounting principle, net of tax                                            106,881              185,230              381,954
                                                                      -----------------    -----------------    -----------------
---------------------------------------------------------------------------------------------------------------------------------
Cumulative effect of changes in accounting principle, net of tax                     -              (12,868)              16,708
                                                                      -----------------    -----------------    -----------------
---------------------------------------------------------------------------------------------------------------------------------
Net income                                                                    $106,881             $172,362             $398,662
                                                                      =================    =================    =================
---------------------------------------------------------------------------------------------------------------------------------
Average number of common shares outstanding (basic)                             90,897               80,498               79,003
                                                                      =================    =================    =================
---------------------------------------------------------------------------------------------------------------------------------
Earnings per average common share (basic):
     Income from continuing operations                                           $0.97                $1.59                $4.19
     Income from discontinued operations                                          0.21                 0.71                 0.65
     Cumulative effect of changes in accounting principle                            -                (0.16)                0.21
                                                                      -----------------    -----------------    -----------------
     Net income                                                                  $1.18                $2.14                $5.05
                                                                      =================    =================    =================
---------------------------------------------------------------------------------------------------------------------------------


Average number of common shares outstanding (diluted)                           90,959               80,636               79,193
                                                                      =================    =================    =================
---------------------------------------------------------------------------------------------------------------------------------
Earnings per average common share (diluted):
     Income from continuing operations                                           $0.97                $1.59                $4.18
     Income from discontinued operations                                          0.21                 0.71                 0.64
     Cumulative effect of changes in accounting principle                            -                (0.16)                0.21
                                                                      -----------------    -----------------    -----------------
     Net income                                                                  $1.18                $2.14                $5.03
                                                                      =================    =================    =================
---------------------------------------------------------------------------------------------------------------------------------
Dividends declared per common share                                              $2.00                $2.00                $2.00
                                                                      =================    =================    =================
---------------------------------------------------------------------------------------------------------------------------------
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                            ALLIANT ENERGY CORPORATION
                                           CONSOLIDATED BALANCE SHEETS

                                                                                           December 31,
ASSETS                                                                             2002                 2001
-------------------------------------------------------------------------------------------------------------------
                                                                                          (in thousands)
Property, plant and equipment:
  Utility:
    Electric plant in service                                                      $5,295,381           $5,123,781
    Gas plant in service                                                              613,122              597,494
    Other plant in service                                                            530,456              517,938
    Accumulated depreciation                                                       (3,573,407)          (3,374,867)
                                                                             -----------------    -----------------
      Net plant                                                                     2,865,552            2,864,346
    Construction work in progress                                                     263,096              111,069
    Other, net                                                                         68,340               62,194
                                                                             -----------------    -----------------
          Total utility                                                             3,196,988            3,037,609
                                                                             -----------------    -----------------
  Non-regulated and other, net:
    International                                                                     171,179              157,743
    Non-regulated generation                                                          156,699               60,411
    Integrated Services                                                                73,983               79,202
    Investments                                                                        54,303               56,647
    Corporate Services and other                                                       75,282               49,071
                                                                             -----------------    -----------------
          Total non-regulated and other                                               531,446              403,074
                                                                             -----------------    -----------------
                                                                                    3,728,434            3,440,683
                                                                             -----------------    -----------------
-------------------------------------------------------------------------------------------------------------------
Current assets:
  Cash and temporary cash investments                                                  62,859               67,886
  Restricted cash                                                                       9,610               34,386
  Accounts receivable:
    Customer, less allowance for doubtful accounts of $4,364 and $7,186                69,413               36,112
    Unbilled utility revenues                                                          50,624               71,388
    Other, less allowance for doubtful accounts of $845 and $319                       60,107               72,761
  Income tax refunds receivable                                                        97,469               25,401
  Production fuel, at average cost                                                     63,126               54,707
  Materials and supplies, at average cost                                              58,603               54,401
  Gas stored underground, at average cost                                              62,797               57,114
  Regulatory assets                                                                    46,076               19,632
  Assets of discontinued operations (Note 16)                                         969,291              564,841
  Other                                                                                74,314               61,511
                                                                             -----------------    -----------------
                                                                                    1,624,289            1,120,140
                                                                             -----------------    -----------------
-------------------------------------------------------------------------------------------------------------------
Investments:
  Investments in unconsolidated foreign entities                                      373,816              508,145
  Nuclear decommissioning trust funds                                                 344,892              332,953
  Investment in ATC and other                                                         217,992              243,804
                                                                             -----------------    -----------------
                                                                                      936,700            1,084,902
                                                                             -----------------    -----------------
-------------------------------------------------------------------------------------------------------------------
Other assets:
  Regulatory assets                                                                   302,365              241,973
  Deferred charges and other                                                          409,607              350,227
                                                                             -----------------    -----------------
                                                                                      711,972              592,200
                                                                             -----------------    -----------------
-------------------------------------------------------------------------------------------------------------------
Total assets                                                                       $7,001,395           $6,237,925
                                                                             =================    =================
-------------------------------------------------------------------------------------------------------------------
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                             ALLIANT ENERGY CORPORATION
                                      CONSOLIDATED BALANCE SHEETS (Continued)

                                                                                         December 31,
CAPITALIZATION AND LIABILITIES                                                   2002                   2001
---------------------------------------------------------------------------------------------------------------------
                                                                             (in thousands, except share amounts)
Capitalization (See Consolidated Statements of Capitalization):
  Common stock - $0.01 par value - authorized 200,000,000 shares;
    outstanding 92,304,220 and 89,682,334 shares, respectively                           $923                   $897
  Additional paid-in capital                                                        1,293,919              1,239,793
  Retained earnings                                                                   758,187                832,293
  Accumulated other comprehensive loss                                               (209,943)              (152,434)
  Shares in deferred compensation trust - 239,467 and 71,958 shares
    at an average cost of $28.80 and $30.68 per share, respectively                    (6,896)                (2,208)
                                                                          --------------------   --------------------
       Total common equity                                                          1,836,190              1,918,341
                                                                          --------------------   --------------------

  Cumulative preferred stock of subsidiaries, net                                     205,063                113,953
  Long-term debt (excluding current portion)                                        2,609,803              2,429,941
                                                                          --------------------   --------------------
                                                                                    4,651,056              4,462,235
                                                                          --------------------   --------------------
---------------------------------------------------------------------------------------------------------------------
Current liabilities:
  Current maturities and sinking funds                                                 46,591                 10,506
  Variable rate demand bonds                                                           55,100                 55,100
  Commercial paper                                                                    195,500                 68,389
  Other short-term borrowings                                                         113,721                 84,318
  Accounts payable                                                                    282,855                218,778
  Accrued taxes                                                                       105,521                 86,757
  Liabilities of discontinued operations (Note 16)                                    138,251                 64,961
  Other                                                                               184,771                167,644
                                                                          --------------------   --------------------
                                                                                    1,122,310                756,453
                                                                          --------------------   --------------------
---------------------------------------------------------------------------------------------------------------------
Other long-term liabilities and deferred credits:
  Accumulated deferred income taxes                                                   630,625                613,491
  Accumulated deferred investment tax credits                                          54,375                 59,398
  Pension and other benefit obligations                                               181,010                 96,496
  Environmental liabilities                                                            48,730                 45,144
  Other                                                                               269,864                161,597
                                                                          --------------------   --------------------
                                                                                    1,184,604                976,126
                                                                          --------------------   --------------------
---------------------------------------------------------------------------------------------------------------------
Minority interest                                                                      43,425                 43,111
                                                                          --------------------   --------------------
---------------------------------------------------------------------------------------------------------------------
Commitments and contingencies (Note 11)
---------------------------------------------------------------------------------------------------------------------
Total capitalization and liabilities                                               $7,001,395             $6,237,925
                                                                          ====================   ====================
---------------------------------------------------------------------------------------------------------------------
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                    ALLIANT ENERGY CORPORATION
                                              CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                           Year Ended December 31,
                                                                               2002                 2001                 2000
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                (in thousands)
Cash flows from operating activities:
  Net income                                                                    $106,881             $172,362             $398,662
  Adjustments to reconcile net income to net cash flows from operating activities:
    Income from discontinued operations, net of tax                              (19,425)             (57,071)             (51,039)
    Depreciation and amortization                                                309,589              302,377              296,732
    Other amortizations                                                           51,567               52,724               63,214
    Deferred tax expense (benefit) and investment tax (credit)                    13,192              (19,937)             111,103
    Losses (gains) on disposition of assets, net                                     123               (4,446)             (11,780)
    Equity loss (income) from unconsolidated investments, net                     12,825              (18,799)             (19,468)
    Distributions from equity method investments                                  21,671               16,961                7,389
    Non-cash valuation charges                                                    59,463               33,706                2,897
    Cumulative effect of changes in accounting principle, net of tax                   -               12,868              (16,708)
    Gain on reclassification of investment                                             -                    -             (321,349)
    Other                                                                        (29,581)              (7,753)              (2,922)
  Other changes in assets and liabilities:
    Accounts receivable                                                            7,424               88,567             (133,776)
    Income tax refunds receivable                                                (72,067)              (5,576)              (5,917)
    Gas stored underground                                                        (5,683)             (15,755)             (18,208)
    Accounts payable                                                              37,997              (55,872)              96,012
    Accrued taxes                                                                 18,764               11,392                3,392
    Manufactured gas plants insurance refunds                                          -              (21,541)                   -
    Other                                                                         42,598              (50,861)              (5,144)
                                                                        -----------------    -----------------    -----------------
       Net cash flows from operating activities                                  555,338              433,346              393,090
                                                                        -----------------    -----------------    -----------------
-----------------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
    Common stock dividends                                                      (180,987)            (158,231)            (157,964)
    Proceeds from issuance of common stock                                        56,066              288,553                1,069
    Proceeds from issuance of preferred stock of subsidiary                      144,602                    -                    -
    Redemption of preferred stock of subsidiary                                  (56,389)                   -                    -
    Net change in Resources' credit facility                                    (383,610)              63,110              181,652
    Proceeds from issuance of exchangeable senior notes                                -                    -              402,500
    Proceeds from issuance of other long-term debt                               300,023              513,530              107,747
    Reductions in other long-term debt                                           (20,818)            (145,359)             (53,572)
    Net change in commercial paper and other short-term borrowings               200,145             (320,449)             147,277
    Net change in loans to discontinued operations                                37,467              (49,006)             (87,112)
    Other                                                                        (24,262)             (31,073)             (28,534)
                                                                        -----------------    -----------------    -----------------
        Net cash flows from financing activities                                  72,237              161,075              513,063
                                                                        -----------------    -----------------    -----------------
-----------------------------------------------------------------------------------------------------------------------------------
Cash flows used for investing activities:
    Construction and acquisition expenditures:
       Regulated domestic utilities                                             (404,736)            (340,789)            (304,656)
       Non-regulated businesses                                                 (218,242)            (332,183)            (529,675)
       Corporate Services and other                                              (33,774)             (40,019)             (11,123)
    Nuclear decommissioning trust funds                                          (22,923)             (22,100)             (22,100)
    Proceeds from formation of ATC and other asset dispositions                   27,643              107,934               30,890
    Other                                                                         19,430              (27,404)             (32,589)
                                                                        -----------------    -----------------    -----------------
       Net cash flows used for investing activities                             (632,602)            (654,561)            (869,253)
                                                                        -----------------    -----------------    -----------------
-----------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and temporary cash investments                    (5,027)             (60,140)              36,900
                                                                        -----------------    -----------------    -----------------
-----------------------------------------------------------------------------------------------------------------------------------
Cash and temporary cash investments at beginning of period                        67,886              128,026               91,126
                                                                        -----------------    -----------------    -----------------
-----------------------------------------------------------------------------------------------------------------------------------
Cash and temporary cash investments at end of period                             $62,859              $67,886             $128,026
                                                                        =================    =================    =================
-----------------------------------------------------------------------------------------------------------------------------------
Supplemental cash flows information:
    Cash paid during the period for:
       Interest                                                                 $184,135             $180,351             $158,850
                                                                        =================    =================    =================
       Income taxes, net of refunds                                              $30,649              $70,895             $117,226
                                                                        =================    =================    =================
    Noncash investing and financing activities:
       Capital lease obligations incurred and other                              $19,101              $19,967              $20,419
                                                                        =================    =================    =================
-----------------------------------------------------------------------------------------------------------------------------------
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                  ALLIANT ENERGY CORPORATION
                                           CONSOLIDATED STATEMENTS OF CAPITALIZATION

                                                                                                       December 31,
                                                                                                 2002                2001
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                       (in thousands)
Common equity                                                                                    $1,836,190          $1,918,341
                                                                                           -----------------   -----------------
--------------------------------------------------------------------------------------------------------------------------------
Cumulative preferred stock of subsidiaries, net (Note 7(b))                                         205,063             113,953
                                                                                           -----------------   -----------------
--------------------------------------------------------------------------------------------------------------------------------
Long-term debt:
    First Mortgage Bonds:
      7.75%, due 2004                                                                                62,000              62,000
      1.85% variable rate at December 31, 2002 to 7.6% fixed rate, due 2005                          88,000              88,000
      7-1/4% to 8%, due 2007                                                                         52,450              52,450
      1.6% variable rate at December 31, 2002, due 2014                                               8,500               8,500
      1.85% to 2.1% variable rate at December 31, 2002, due 2015                                     30,600              30,600
      8-5/8%, due 2021                                                                               20,000              20,000
      7-5/8%, due 2023                                                                               94,000              94,000
      8.6%, due 2027                                                                                 70,000              70,000
                                                                                           -----------------   -----------------
                                                                                                    425,550             425,550
    Collateral Trust Bonds:
      7.25%, due 2006                                                                                60,000              60,000
      6-7/8%, due 2007                                                                               55,000              55,000
      6%, due 2008                                                                                   50,000              50,000
      5.5% to 7%, due 2023                                                                           69,400              69,400
                                                                                           -----------------   -----------------
                                                                                                    234,400             234,400
    Pollution Control Revenue Bonds:
      5.75% to 6.35%, partially retired in 2002, due 2003 to 2012                                    14,930              15,490
      2.8% variable rate at December 31, 2002 to 6.35% fixed rate, due 2003 to 2023                  10,100              10,100
      4.05% to 4.30% through 2004 fixed/variable rate, due 2005 to 2023                              25,900              25,900
                                                                                           -----------------   -----------------
                                                                                                     50,930              51,490
    Other long-term debt:
      Senior notes, 9.75%, due 2013                                                                 300,000                   -
      Senior notes, 7%, due 2011                                                                    300,000             300,000
      Senior notes, 7.375%, due 2009                                                                250,000             250,000
      Senior notes, 8.59%, due 2004                                                                  24,000              24,000
      Exchangeable senior notes, 7.25% through February 2003, 2.5% thereafter, due 2030             402,500             402,500
      Senior debentures, 6-5/8% to 6-3/4%, due 2009 to 2011                                         335,000             335,000
      Debentures, 5.7% to 7-5/8%, due 2007 to 2010                                                  265,000             265,000
      Whiting credit facility, 3.63% at December 31, 2002, due 2005                                 185,000                   -
      Subordinated deferrable interest debentures, 7-7/8%, due 2025                                  50,000              50,000
      Multifamily housing revenue bonds, 1.75% variable rate at December 31, 2002, due 2036          34,075              34,075
      Multifamily housing revenue bonds, 7% to 7.55%, due 2003 to 2024                                4,755               4,841
      Resources' credit facility, 3% to 3.45% at December 31, 2001, retired in 2002                       -             383,610
      Other, 1% to 11.34%, due 2003 to 2045                                                         223,841              88,814
                                                                                           -----------------   -----------------
                                                                                                  3,085,051           2,849,280
                                                                                           -----------------   -----------------
    Less:
      Current maturities                                                                            (46,591)            (10,506)
      Variable rate demand bonds                                                                    (55,100)            (55,100)
      Unamortized debt discount, net                                                               (373,557)           (353,733)
                                                                                           -----------------   -----------------
        Total long-term debt (excluding current portion)                                          2,609,803           2,429,941
                                                                                           -----------------   -----------------
--------------------------------------------------------------------------------------------------------------------------------
Total capitalization                                                                             $4,651,056          $4,462,235
                                                                                           =================   =================
--------------------------------------------------------------------------------------------------------------------------------
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                             ALLIANT ENERGY CORPORATION
                                CONSOLIDATED STATEMENTS OF CHANGES IN COMMON EQUITY
                                                                                                  Accumulated   Shares in
                                                                           Additional                Other      Deferred    Total
                                                                  Common    Paid-In   Retained  Comprehensive Compensation  Common
                                                                  Stock     Capital   Earnings  Income (Loss)     Trust     Equity
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          (in thousands)
2000:
Beginning balance (a)                                               $790    $942,408  $577,464   $634,903         $-     $2,155,565
   Net income                                                                          398,662                              398,662
      Unrealized holding losses on securities, net of tax of ($77,853)                           (105,292)                 (105,292)
      Less: adjustment for gain on reclassification of investments
        included in net income, net of tax of $134,053                                            187,296                   187,296
      Less: reclassification adjustment for other gains included
        in net income, net of tax of $8,426                                                        16,370                    16,370
                                                                                                ----------             -------------
    Net unrealized losses on securities                                                          (308,958)                 (308,958)
                                                                                                ----------             -------------
    Foreign currency translation adjustments                                                      (50,400)                  (50,400)
                                                                                                ----------             -------------
      Unrealized holding losses on derivatives due to cumulative effect of a change in accounting principle,
          net of tax of ($4,693)                                                                   (6,582)                   (6,582)
      Other unrealized holding losses on derivatives, net of tax
        of ($2,560)                                                                                (3,427)                   (3,427)
      Less: reclassification adjustment for losses included
        in net income, net of tax of ($4,502)                                                      (6,331)                   (6,331)
                                                                                                ----------             -------------
    Net unrealized losses on qualifying derivatives                                                (3,678)                   (3,678)
                                                                                                ----------             -------------
   Total comprehensive income                                                                                                35,626
 Common stock dividends                                                               (157,964)                            (157,964)
 Common stock issued                                                           5,096                            (851)         4,245
                                                                --------- ----------- --------- ---------- ----------  -------------
Ending balance                                                       790     947,504   818,162    271,867       (851)     2,037,472

2001:
   Net income                                                                          172,362                              172,362
      Unrealized holding losses on securities, net of tax of ($240,579)                          (343,285)                 (343,285)
      Less: reclassification adjustment for gains
        included in net income, net of tax of $--                                                     259                       259
                                                                                                ----------             -------------
    Net unrealized losses on securities                                                          (343,544)                 (343,544)
                                                                                                ----------             -------------
    Foreign currency translation adjustments                                                      (66,830)                  (66,830)
                                                                                                ----------             -------------
    Minimum pension liability adjustments, net of tax of ($11,022)                                (16,378)                  (16,378)
                                                                                                ----------             -------------
      Unrealized holding losses on derivatives, net of tax of ($1,569)                             (1,003)                   (1,003)
      Less: reclassification adjustment for losses included
        in net income, net of tax of ($2,078)                                                      (3,454)                   (3,454)
                                                                                                ----------             -------------
    Net unrealized gains on qualifying derivatives                                                  2,451                     2,451
                                                                                                ----------             -------------
   Total comprehensive loss                                                                                                (251,939)
 Common stock dividends                                                               (158,231)                            (158,231)
 Common stock issued                                                 107     292,289                          (1,357)       291,039
                                                              ----------- ----------- --------- ---------- ----------  -------------
Ending balance                                                       897   1,239,793   832,293   (152,434)    (2,208)     1,918,341



2002:
   Net income                                                                          106,881                              106,881
      Unrealized holding losses on securities, net of tax of ($8,544)                             (11,069)                  (11,069)
      Less: reclassification adjustment for losses
        included in net income, net of tax of ($14,393)                                           (23,146)                  (23,146)
                                                                                                ----------             -------------
    Net unrealized gains on securities                                                             12,077                    12,077
                                                                                                ----------             -------------
    Foreign currency translation adjustments, net of tax                                          (37,785)                  (37,785)
                                                                                                ----------             -------------
    Minimum pension liability adjustments, net of tax of ($18,874)                                (27,226)                  (27,226)
                                                                                                ----------             -------------
      Unrealized holding losses on derivatives, net of tax of ($2,765)                             (2,671)                   (2,671)
      Less: reclassification adjustment for gains
        included in net income, net of tax of $1,658                                                1,904                     1,904
                                                                                                ----------             -------------
    Net unrealized losses on qualifying derivatives                                                (4,575)                   (4,575)
                                                                                                ----------             -------------
   Total comprehensive income                                                                                                49,372
 Common stock dividends                                                               (180,987)                            (180,987)
 Common stock issued                                                  26      58,338                          (4,688)        53,676
 Redemption of preferred stock of subsidiary                                  (4,212)                                        (4,212)
                                                              ----------- ----------- --------- ---------- ----------  -------------
Ending balance                                                      $923  $1,293,919  $758,187  ($209,943)   ($6,896)    $1,836,190
                                                              =========== =========== ========= ========== ==========  =============
------------------------------------------------------------------------------------------------------------------------------------
(a)  Accumulated other comprehensive income (loss) at December 31, 1999 consisted of $644,481 of net unrealized gains on securities and ($9,578) of foreign currency translation adjustments.

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                ALLIANT ENERGY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(a) General - The consolidated financial statements include the accounts of Alliant Energy and its consolidated subsidiaries. Alliant Energy is an investor-owned public utility holding company, whose primary subsidiaries are IP&L, WP&L, Resources and Corporate Services. On Jan. 1, 2002, IPC merged with and into IESU and IESU changed its name to IP&L. Since IPC and IESU were both wholly-owned operating subsidiaries of Alliant Energy, the transaction had no impact on the consolidated financial statements. IP&L and WP&L are utility subsidiaries that are engaged principally in the generation, transmission, distribution and sale of electric energy; the purchase, distribution, transportation and sale of natural gas; and the provision of steam and water services in Iowa, Wisconsin, Minnesota and Illinois.
Resources (through its numerous direct and indirect subsidiaries) is comprised of various business units: International, Non-regulated
Generation, Integrated Services, Investments and Energy Technologies. International holds interests in global partnerships to develop energy generation, delivery and infrastructure in growing international markets, including Australia, Brazil, China and New Zealand. Alliant Energy is, however, currently in the process of selling its investments in Australia. Non-regulated Generation intends to build or acquire a portfolio of competitive electric generating assets in select business areas of the U.S. Integrated Services provides a wide range of energy and environmental services for commercial, industrial, institutional, educational and governmental customers. Investments includes ownership of an oil and gas production company, transportation companies, affordable-housing properties and various other investments. Alliant Energy is, however, currently in the process of selling its oil and gas and affordable housing businesses. Energy Technologies invests in leading-edge energy technologies, such as microturbines, fuel cells, solar concepts and wind turbines. Mass Marketing has interests in energy marketing businesses.
In January 2003, Alliant Energy committed to a plan to sell SmartEnergy, an internet-based energy retailer, and Alliant Energy is in the process of disbanding its Mass Marketing business unit. Corporate Services is the subsidiary formed to provide administrative services to Alliant Energy and its subsidiaries as required under PUHCA.

At Dec. 31, 2002, the assets and liabilities of Alliant Energy's oil and gas (Whiting), Australian (including Southern Hydro), affordable housing and SmartEnergy businesses were classified as held for sale. The operating results for these non-regulated businesses for all periods presented have been separately classified and reported as discontinued operations in Alliant Energy's Consolidated Financial Statements and Notes to Consolidated Financial Statements. Refer to Note 16 for additional information.

The consolidated financial statements reflect investments in controlled subsidiaries on a consolidated basis. All significant intercompany balances and transactions, other than certain energy-related transactions affecting the utility subsidiaries, have been eliminated from the consolidated financial statements. Such energy-related transactions not eliminated are made at prices that approximate market value and the associated costs are recoverable from customers through the rate making process. The consolidated financial statements are prepared in conformity with GAAP, which give recognition to the rate making and accounting practices of FERC and state commissions having regulatory jurisdiction. The preparation of the consolidated financial statements requires management to make estimates and assumptions that affect: a) the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements; and b) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Certain prior period amounts have been reclassified on a basis consistent with the current year presentation.

Unconsolidated investments for which Alliant Energy has at least a 20% non-controlling voting interest are generally accounted for under the equity method of accounting. These investments are stated at acquisition cost, increased or decreased for Alliant Energy's equity in net income or loss, which is included in "Equity (income) loss from unconsolidated investments" in the Consolidated Statements of Income and decreased for any dividends received. These investments are also increased or decreased for Alliant Energy's proportionate share of the investee's other comprehensive income
(loss), which is included in "Accumulated other comprehensive loss" on the Consolidated Balance Sheets. Investments that do not meet the criteria for consolidation or the equity method of accounting are accounted for under the cost method. Refer to Note 9 for discussion of Alliant Energy's cost method investments that are marked-to-market in accordance with SFAS 115.

(b) Regulation - Alliant Energy is a registered public utility holding company subject to regulation by the SEC under PUHCA. The utility subsidiaries are subject to regulation under PUHCA, FERC and their respective state regulatory commissions.

(c) Regulatory Assets and Liabilities - Alliant Energy is subject to the provisions of SFAS 71, "Accounting for the Effects of Certain Types of Regulation," which provides that rate-regulated public utilities record certain costs and credits allowed in the rate making process in different periods than for non-regulated entities. These are deferred as regulatory assets or accrued as regulatory liabilities and are recognized in the Consolidated Statements of Income at the time they are reflected in rates. As of Dec. 31, 2002, IP&L and WP&L had approximately $7 million and $6 million, respectively, of regulatory assets that were not earning returns. At Dec. 31, 2002 and 2001, regulatory assets and liabilities were comprised of the following items (in millions):

                                         Regulatory Assets          Regulatory Liabilities
                                       -----------------------     -------------------------
                                         2002          2001           2002          2001
                                       ----------    ---------     -----------    ----------
Tax-related (Note 1(d))                  $177.6        $115.3         $83.8          $15.1
Environmental-related                      64.9          63.1           5.1            5.2
Energy efficiency program costs            46.7          39.9          --             --
Other                                      59.2          43.3          22.3           11.4
                                       ----------    ---------     -----------    ----------
                                         $348.4        $261.6        $111.2          $31.7
                                       ==========    =========     ===========    ==========

If a portion of the utility subsidiaries' operations becomes no longer subject to the provisions of SFAS 71 as a result of competitive restructuring or otherwise, a write-down of related regulatory assets would be required, unless some form of transition cost recovery is established by the appropriate regulatory body that would meet the requirements under GAAP for continued accounting as regulatory assets during such recovery period. In addition, each utility subsidiary would be required to determine any impairment of other assets and write-down such assets to their fair value.

(d) Income Taxes - Alliant Energy is subject to the provisions of SFAS 109, "Accounting for Income Taxes," and follows the liability method of accounting for deferred income taxes, which requires the establishment of deferred tax assets and liabilities, as appropriate, for all temporary differences between the tax basis of assets and liabilities and the amounts reported in the consolidated financial statements. Deferred taxes are recorded using currently enacted tax rates.

Except as noted below, income tax expense includes provisions for deferred taxes to reflect the tax effects of temporary differences between the time when certain costs are recorded in the accounts and when they are deducted for tax return purposes. As temporary differences reverse, the related accumulated deferred income taxes are reversed to income. Investment tax credits have been deferred and are subsequently credited to income over the average lives of the related property. Other tax credits reduce income tax expense in the year claimed and are generally related to nonconventional fuel and research and development.

Consistent with Iowa rate making practices for IP&L, deferred tax expense is not recorded for certain temporary differences (primarily related to utility property, plant and equipment). As the deferred taxes become payable (over periods exceeding 30 years for some generating plant differences) they are recovered through rates. Accordingly, IP&L has recorded deferred tax liabilities and regulatory assets for certain temporary differences, as identified in Note 1(c). In Wisconsin, the PSCW has allowed rate recovery of deferred taxes on all temporary differences since August 1991. WP&L established a regulatory asset associated with those temporary differences occurring prior to August 1991 that will be recovered in future rates through 2007.

(e) Common Shares Outstanding - A reconciliation of the weighted average common shares outstanding used in the basic and diluted earnings per share calculation was as follows:

Weighted average common shares outstanding:             2002              2001              2000
                                                    --------------    -------------     -------------
      Basic earnings per share calculation             90,896,885       80,497,823        79,002,643
      Effect of dilutive securities                        62,177          138,006           190,134
                                                    --------------    -------------     -------------
      Diluted earnings per share calculation           90,959,062       80,635,829        79,192,777
                                                    ==============    =============     =============

In 2002, 2001 and 2000, 3,338,978, 1,501,854, and 1,358,597 options, respectively, to purchase shares of common stock, with average exercise prices of $29.67, $31.08, and $30.27, respectively, were excluded from the calculation of diluted earnings per share as the exercise prices were greater than the average market price.

(f) Temporary Cash Investments and Restricted Cash - Temporary cash investments are stated at cost, which approximates market value, and are considered cash equivalents for the Consolidated Balance Sheets and the Consolidated Statements of Cash Flows. These investments consist of short-term liquid investments that have maturities of less than 90 days from the date of acquisition. At Dec. 31, 2002 and 2001, restricted cash was primarily related to borrowing requirements for the construction of various power plants in China.

(g) Depreciation of Utility Property, Plant and Equipment - The utility subsidiaries use a combination of remaining life, straight-line and sum-of-the-years-digits depreciation methods as approved by their respective regulatory commissions. The remaining life of DAEC, of which IP&L is a co-owner, is based on the NRC license end-of-life of 2014. The remaining depreciable life of Kewaunee, of which WP&L is a co-owner, is based on the PSCW approved revised end-of-life of 2010. Depreciation expense related to the decommissioning of DAEC and Kewaunee is discussed in Note 11(f). The average rates of depreciation for electric and gas properties, consistent with current rate making practices, were as follows:

                             IP&L                                 WP&L
               ---------------------------------    ---------------------------------
                 2002        2001       2000          2002        2001       2000
               ---------- ----------- ----------    ---------- ----------- ----------
Electric         3.4%        3.5%       3.5%          3.6%        3.7%       3.6%
Gas              2.9%        3.6%       3.5%          4.1%        4.1%       4.1%

(h) Property, Plant and Equipment - Utility plant (other than acquisition adjustments) is recorded at original cost, which includes overhead, administrative costs and AFUDC. At Dec. 31, 2002 and 2001, IP&L had $22.0 million and $23.2 million, respectively, of acquisition adjustments, net of accumulated amortization, included in utility plant ($4.9 million and $5.2 million, respectively, of such balances are currently being recovered in IP&L's rates). The aggregate gross AFUDC recovery rates, computed in accordance with the prescribed regulatory formula, were as follows:

                2002            2001           2000
             ------------    -----------    -----------
IP&L              6.9%          7.7%           6.6%
WP&L              2.6%          7.9%           10.8%

Non-regulated property, plant and equipment is recorded at original cost.
The majority of the non-regulated property, plant and equipment is depreciated using the straight-line method over periods ranging from five to 20 years. Upon retirement or sale of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in "Miscellaneous, net" in the Consolidated Statements of Income. Ordinary retirements of utility plant, including removal costs less salvage value, are charged to accumulated depreciation upon removal from utility plant accounts and no gain or loss is recognized.

(i) Operating Revenues - Revenues from IP&L and WP&L are primarily from the sale and delivery of electricity and natural gas and are recorded under the accrual method of accounting and recognized upon delivery. Revenues from Alliant Energy's non-regulated businesses are primarily from the sale of energy or services and are recognized based on output delivered or services provided as specified under contract terms. Alliant Energy accrues revenues for services rendered but unbilled at month-end. In 2000, Alliant Energy recorded an increase of $10 million at WP&L in the estimate of utility services rendered but unbilled at month-end due to the implementation of refined estimation processes. Revenues and expenses from non-regulated gas marketing contracts that are designated as trading are reported on a net basis in the Consolidated Statements of Income.

(j) Utility Fuel Cost Recovery - IP&L's retail tariffs provide for subsequent adjustments to its electric and natural gas rates for changes in the cost of fuel, purchased energy and natural gas purchased for resale. Changes in the under/over collection of these costs are reflected in "Electric and steam production fuels" and "Cost of utility gas sold" in the Consolidated Statements of Income. The cumulative effects are reflected on the Consolidated Balance Sheets as a current regulatory asset or liability, pending automatic reflection in future billings to customers. At IP&L, purchased-power capacity costs are not recovered from electric customers through EACs. Recovery of these costs must be addressed in base rates in a formal rate proceeding.

WP&L's retail electric rates are based on annual forecasted fuel and purchased-power costs. Under PSCW rules, WP&L can seek emergency rate increases if the annual costs are more than 3% higher than the estimated costs used to establish rates. Any collections in excess of costs incurred will be refunded, with interest. Accordingly, WP&L has established a reserve due to overcollection of past fuel and purchased-power costs and expects to refund such amount in 2003. WP&L has a gas performance incentive which includes a sharing mechanism whereby 50% of all gains and losses relative to current commodity prices, as well as other benchmarks, are retained by WP&L, with the remainder refunded to or recovered from customers.

(k) Nuclear Refueling Outage Costs - The IUB allows IP&L to collect, as part of its base revenues, funds to offset other operation and maintenance expenditures incurred during refueling outages at DAEC. As these revenues are collected, an equivalent amount is charged to other operation and maintenance expense with a corresponding credit to a reserve. During a refueling outage, the reserve is reversed to offset the refueling outage expenditures. Operating expenses incurred during refueling outages at Kewaunee are expensed by WP&L as incurred. Scheduled refueling outages occurred most recently at DAEC and Kewaunee in Spring and late 2001, respectively. The next scheduled refueling outages at DAEC and Kewaunee are anticipated to commence in Spring 2003.

(l) Nuclear Fuel - Nuclear fuel for DAEC is leased. Annual nuclear fuel lease expenses include the cost of fuel, based on the quantity of heat produced for the generation of electricity, plus the lessor's interest costs related to fuel in the reactor and administrative expenses. Nuclear fuel for Kewaunee is recorded at its original cost and is amortized to expense based upon the quantity of heat produced for the generation of electricity. This accumulated amortization assumes spent nuclear fuel will have no residual value. Estimated future disposal costs of such fuel are expensed based on KWhs generated. Refer to Note 3 for additional information on DAEC's nuclear fuel lease.

(m) Translation of Foreign Currency - Assets and liabilities of international investments, where the local currency is the functional currency, have been translated at year-end exchange rates and related income statement results have been translated using average exchange rates prevailing during the year. Adjustments resulting from translation, including gains and losses on intercompany foreign currency transactions which are long-term in nature, and which Alliant Energy does not intend to settle in the foreseeable future, have been recorded in "Accumulated other comprehensive loss" on Alliant Energy's Consolidated Balance Sheets.

(n) Derivative Financial Instruments - Alliant Energy uses derivative financial instruments to hedge exposures to fluctuations in interest rates, certain electric and gas commodity prices and volatility in a portion of natural gas sales volumes due to weather. Alliant Energy also utilizes derivatives to mitigate the equity price volatility associated with certain investments in equity securities. Alliant Energy does not use such instruments for speculative purposes. The fair value of all derivatives are recorded as assets or liabilities on the Consolidated Balance Sheets and gains and losses related to derivatives that are designated as, and qualify as hedges, are recognized in earnings when the underlying hedged item or physical transaction is recognized in income. Gains and losses related to derivatives that do not qualify for, or are not designated in hedge relationships, are recognized in earnings immediately. The majority of Alliant Energy's derivative transactions are in its regulated domestic utility business and based on the fuel and natural gas cost recovery mechanisms in place, as well as other specific regulatory authorizations, changes in fair market values of such derivatives generally have no impact on Alliant Energy's results of operations. Alliant Energy has a number of commodity purchase and sales contracts that have been designated, and qualify for, the normal purchase and sale exception in SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - an Amendment of SFAS 133." Based on this designation, these contracts are not accounted for as derivative instruments.

Alliant Energy is exposed to losses related to financial instruments in the event of counterparties' non-performance. Alliant Energy has established controls to determine and monitor the creditworthiness of counterparties in order to mitigate its exposure to counterparty credit risk. Alliant Energy is not aware of any material exposure to counterparty credit risk. Refer to
Note 10 for further discussion of Alliant Energy's derivative financial instruments.

(o) Accounting for Stock Options - At Dec. 31, 2002, Alliant Energy had two stock-based incentive compensation plans, which are described more fully in
Note 6(b). Alliant Energy accounts for stock options issued under these plans under the recognition and measurement principles of APB 25, "Accounting for Stock Issued to Employees." No stock-based compensation cost is reflected in net income in Alliant Energy's Consolidated Statements of Income, as all options granted under those plans had an exercise price equal to the quoted market price of the underlying common stock on the date of grant. Alliant Energy adopted the disclosure provisions of SFAS 148

"Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of SFAS 123," effective for financial statements for fiscal years ending after Dec. 15, 2002. The effect on net income and EPS if Alliant Energy had applied the fair value recognition provisions of SFAS 123, "Accounting for Stock-Based Compensation," to the stock options issued under these plans was as follows (in thousands):

                                                            2002           2001           2000
                                                        -------------  -------------  -------------
Net income, as reported                                     $106,881     $172,362        $398,662
Less:  stock-based compensation expense, net of tax            2,541        2,446           1,284
                                                        -------------  -------------  -------------
Pro forma net income                                        $104,340     $169,916        $397,378
                                                        =============  =============  =============

EPS (basic):
   As reported                                                $1.18         $2.14          $5.05
   Pro forma                                                  $1.15         $2.11          $5.03
EPS (diluted):
   As reported                                                $1.18         $2.14          $5.03
   Pro forma                                                  $1.15         $2.11          $5.02


(p) Pension Plan - For the defined benefit pension plan sponsored by Corporate Services, Alliant Energy allocates pension costs and contributions to IP&L, WP&L, Resources and the parent company based on labor costs of plan participants and any additional minimum pension liability based on each group's funded status.

(q) Asset Valuations - Long-lived assets, excluding goodwill and regulatory assets, are reviewed for possible impairment whenever events or changes in circumstances indicate the carrying value of the assets may not be recoverable. Impairment is indicated if the carrying value of an asset exceeds its undiscounted future cash flows. An impairment charge is recognized equal to the amount the carrying value exceeds the asset's fair value. The fair value is determined by the use of quoted market prices, appraisals, or the use of other valuation techniques such as expected discounted future cash flows.

Goodwill represents the excess of the purchase price over the fair value of the identifiable net tangible and intangible assets acquired in a business combination. Effective January 1, 2002 with the adoption of SFAS 142, "Goodwill and Other Intangible Assets," goodwill is required to be evaluated for impairment at least annually and more frequently if indicators of impairment exist. If the fair value of a reporting unit is less than its carrying value, including goodwill, an impairment charge may be necessary. The fair value of reporting units is determined by utilizing a combination of market value indicators and expected discounted future cash flows. Refer to
Note 14 for additional information.

If events or circumstances indicate the carrying value of investments accounted for under the equity method of accounting may not be recoverable, potential impairment is assessed by comparing the future anticipated cash flows from these investments to their carrying values. The estimated fair value less cost to sell of assets held for sale are compared each reporting period to their carrying values. Impairment charges are recorded for equity method investments and assets held for sale if the carrying value of such asset exceeds the future anticipated cash flows or the estimated fair value less cost to sell, respectively.

(2)  UTILITY RATE MATTERS
In 2002, IP&L filed electric and gas rate cases in Iowa. Interim rates, subject to refund, were granted for $15 million and $17 million for electric and gas, respectively. IP&L expects final rates to be in place in June 2003 for the electric case and July 2003 for the gas case. Although it is possible that final rates could be lower than interim rates, IP&L does not believe this to be probable and therefore has not recorded any reserves related to potential refund obligations.

In 2002 and 2001, WP&L had an electric fuel cost recovery mechanism that required WP&L to refund any overcollection of fuel and purchased-power costs. WP&L has recorded the necessary reserve for refunds at Dec. 31, 2002 and 2001. In 2002, WP&L filed a rate case with FERC related to its electric wholesale customers. An interim rate increase, subject to refund, of $6 million annually was granted effective April 2002. The case was subsequently settled with final rates of $3 million annually. At Dec. 31, 2002, WP&L recorded a reserve for the difference between interim and final rates.

(3)  LEASES
IP&L has a capital lease covering its 70% undivided interest in nuclear fuel purchased for DAEC. Annual nuclear fuel lease expenses (included in "Electric and steam production fuels" in the Consolidated Statements of Income) for 2002, 2001 and 2000 were $15.5 million, $14.1 million and $16.0 million, respectively. Alliant Energy's operating lease rental expenses, which include certain purchased-power agreements, for 2002, 2001 and 2000 were $44.5 million, $40.2 million and $24.5 million, respectively. The purchased-power agreements total below includes $463 million and $78 million, respectively, related to a new plant (Riverside) currently under development and the RockGen plant, both in Wisconsin. The Riverside plant is expected to be placed in-service in 2004. The synthetic leases relate to the financing of the corporate headquarters, corporate aircraft, utility railcars and a utility radio dispatch system that were not included on Alliant Energy's Consolidated Balance Sheets. Alliant Energy has guaranteed the residual value of its synthetic leases totaling $76 million in the aggregate. The guarantees extend through the maturity of each respective underlying lease with remaining terms up to 13 years. Residual value guarantees have been included in the future minimum lease payments noted in the table below (in millions):

                                              2003     2004     2005     2006     2007   Thereafter    Total
                                            --------------------------------------------------------------------
Operating leases:
  Certain purchased-power agreements          $18.7    $51.8    $66.3     $67.6   $69.0     $308.6      $582.0
  Synthetic leases                             10.0     12.1     19.3      24.6    49.0       31.0       146.0
  Other                                        15.8     11.8      8.9       6.0     5.2       44.2        91.9
                                            --------------------------------------------------------------------
Total operating leases                        $44.5    $75.7    $94.5     $98.2  $123.2     $383.8      $819.9
                                            ====================================================================

                                                                                                         Present
                                                                                           Less:       value of net
                                                                                           amount        minimum
                                                                                        representing   capital lease
                       2003    2004     2005     2006    2007    Thereafter    Total     interest        payments
                      ------- -------- -------- ------- -------- ------------ -------- -------------- --------------
Capital leases         $15.1    $15.8     $9.8   $35.5     $1.7      $1.2        $79.1     $9.3           $69.8

In January 2003, the FASB issued FIN 46 which addresses consolidation by business enterprises of variable interest entities, commonly referred to as "special purpose entities." FIN 46 requires consolidation where there is a controlling financial interest in a variable interest entity or where the variable interest entity does not have sufficient equity at risk to finance its activities without additional subordinated financial support from other parties. Alliant Energy will apply the provisions of FIN 46 prospectively for all variable interest entities created after Jan. 31, 2003. For variable interest entities created before Jan. 31, 2003, Alliant Energy will be required to consolidate all variable interest entities in which it is the primary beneficiary beginning in the third quarter of 2003. It is reasonably possible the implementation of FIN 46 will require that certain variable interest entities associated with these synthetic leases be included on Alliant Energy's Consolidated Balance Sheets. Alliant Energy is in the process of analyzing each synthetic lease in accordance with FIN 46. Alliant Energy does not anticipate the adoption of FIN 46 will have a material impact on its results of operations given it estimates the fair market value of the underlying assets is not materially less than the remaining lease obligations at Dec. 31, 2002.

(4)  UTILITY ACCOUNTS RECEIVABLE
Utility customer accounts receivable, including unbilled revenues, arise primarily from the sale of electricity and natural gas. At Dec. 31, 2002 and 2001, the utility subsidiaries were serving a diversified base of residential, commercial and industrial customers and did not have any significant concentrations of credit risk.

Alliant Energy's utility subsidiaries participate in a combined utility customer accounts receivable sale program whereby IP&L and WP&L may sell up to a combined maximum amount of $250 million (there are no individual subsidiary limits) of their respective accounts receivable to a third-party financial institution on a limited recourse basis through wholly-owned and consolidated variable interest entities. Corporate Services acts as a collection agent for the buyer and receives a fee for collection services that approximates fair value. The agreement expires in April 2006 and is subject to annual renewal or renegotiation for a longer period thereafter. Under terms of the agreement, the third-party financial institution purchases the receivables initially for the face amount. On a monthly basis, this sales price is adjusted, resulting in payments to the third-party financial institution of an amount that varies based on interest rates and length of time the sold receivables remain outstanding. Collections on sold receivables are used to purchase additional receivables from the utility subsidiaries.

At Dec. 31, 2002 and 2001, Alliant Energy had sold $202 million and $178 million of receivables, respectively. In 2002, 2001 and 2000, Alliant Energy received $2.3 billion, $2.2 billion and $1.6 billion, respectively, in aggregate proceeds from the sale of accounts receivable. The utility subsidiaries use proceeds from the sale of accounts receivable and unbilled revenues to maintain flexibility in their capital structures, take advantage of favorable short-term rates and finance a portion of their long-term cash needs. Alliant Energy paid fees associated with these sales of $4.2 million, $7.9 million and $9.0 million in 2002, 2001 and 2000, respectively.

Alliant Energy and its utility subsidiaries account for the sale of accounts receivable to the third-party financial institution as sales under SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." Retained receivables are available to the third-party financial institution to pay any fees or expenses due it, and to absorb all credit losses incurred on any of the sold receivables. Beginning in the third quarter of 2003 under FIN 46, it is reasonably possible that Alliant Energy could be considered the primary beneficiary given the current structure of the variable interest entities related to the program, and could be required to consolidate the operating results and associated assets and liabilities of the variable interest entities in its financial statements. Based on the receivables sold at Dec. 31, 2002, consolidation of the variable interest entities would have resulted in an additional $202 million in accounts receivable and related debt recorded on Alliant Energy's Consolidated Balance Sheet. Alliant Energy is currently evaluating the structure of its receivable sales program to determine if this structure can be modified to qualify for off-balance sheet treatment under FIN 46.

(5)  INCOME TAXES
The components of income taxes for Alliant Energy were as follows (in millions):

                                                 2002             2001              2000
                                             -------------    -------------     -------------
Current tax expense:
  Federal                                         $21.7            $52.1             $92.1
  State                                            21.6             16.2              24.0
Deferred tax expense (benefit):
  Federal                                          20.8             (9.1)             97.6
  State                                            (2.5)            (5.6)             18.0
Foreign tax expense                                 5.5              4.2               0.2
Amortization of investment tax credits             (5.2)            (5.2)             (4.5)
Research and development tax credits               (4.5)            --                --
Nonconventional fuel credits                      (14.9)            (0.5)             (0.9)
Other tax credits                                  (0.1)            (0.3)             (0.3)
                                             -------------    -------------     -------------
                                                  $42.4            $51.8            $226.2
                                             =============    =============     =============

Included in "Cumulative effect of changes in accounting principle, net of tax" in the Consolidated Statements of Income for 2001 and 2000 was income tax (benefit) expense of ($5.5) million and $9.8 million, respectively, related to the adoption of SFAS 133 by an equity method foreign affiliate of Alliant Energy on Jan. 1, 2001 and by Alliant Energy's consolidated subsidiaries on July 1, 2000, respectively.

The overall effective income tax rates shown in the following table were computed by dividing total income tax expense by income from continuing operations before income taxes and preferred dividend requirements of subsidiaries.

                                                                  2002              2001             2000
                                                              -------------     -------------    --------------
Statutory federal income tax rate                                 35.0%             35.0%            35.0%
    State income taxes, net of federal benefits                    8.5               5.5              6.6
    Foreign operations                                             6.5              (0.7)            --
    Adjustment of prior period taxes                               0.9             (11.4)            (0.6)
    Effect of rate making on property related differences          0.1               2.3              0.9
    Research and development tax credits                          (3.3)             --               --
    Amortization of investment tax credits                        (3.8)             (3.0)            (1.0)
    Nonconventional fuel credits                                 (11.0)             (0.3)            (0.2)
    Other items, net                                              (1.7)              0.4             (0.6)
                                                              -------------     -------------    --------------
Overall effective income tax rate                                 31.2%             27.8%            40.1%
                                                              =============     =============    ==============

The accumulated deferred income tax (assets) and liabilities included on the Consolidated Balance Sheets at Dec. 31 arise from the following temporary differences (in millions):

                                      2002              2001
                                  -------------     -------------
Property related                      $647.4            $548.8
Exchangeable senior notes              140.8             129.7
Decommissioning                        (33.1)            (28.6)
Other                                 (124.5)            (36.4)
                                  -------------     -------------
                                      $630.6            $613.5
                                  =============     =============

At Dec. 31, 2002, 2001 and 2000, Alliant Energy had not recorded U.S. tax provisions of approximately $16.3 million, $6.8 million and $3.8 million, respectively, relating to approximately $46.6 million, $19.5 million and $10.9 million, respectively, of unremitted earnings from foreign investments as these earnings are expected to be reinvested indefinitely.

U.S. and foreign sources of income (loss) from continuing operations before income taxes were as follows (in millions):

                                                               2002          2001          2000
                                                           ------------- -------------  ------------
U.S. sources                                                    $132.8        $159.0        $543.7
Foreign sources                                                   (2.9)         21.0          13.4
                                                           ------------- -------------  ------------
  Income from continuing operations before income taxes         $129.9        $180.0        $557.1
                                                           ============= =============  ============

(6)  BENEFIT PLANS
(a) Pension Plans and Other Postretirement Benefits - Alliant Energy has several non-contributory defined benefit pension plans that cover a significant number of its employees. Benefits are based on the employees' years of service and compensation. Alliant Energy also provides certain postretirement health care and life benefits to eligible retirees. In general, the health care plans are contributory with participants' contributions adjusted regularly and the life insurance plans are non-contributory. The weighted-average assumptions at the measurement date of Sept. 30 were as follows:

                                             Qualified Pension Benefits            Other Postretirement Benefits
                                        --------------------------------------  ------------------------------------
                                           2002          2001         2000        2002        2001          2000
                                        ------------ ------------- -----------  ----------  ----------   -----------
Discount rate                              6.75%        7.25%        8.00%        6.75%       7.25%        8.00%
Expected return on plan assets              9%            9%           9%          9%          9%            9%
Rate of compensation increase            3.5-4.5%      3.5-4.5%     3.5-4.5%      3.5%        3.5%          3.5%
Medical cost trend on covered charges:
   Initial trend rate                       N/A          N/A          N/A         10.8%       12.0%         9.0%
   Ultimate trend rate                      N/A          N/A          N/A          5%          5%            5%

The components of Alliant Energy's qualified pension benefits and other postretirement benefits costs were as follows (in millions):

                                               Qualified Pension Benefits            Other Postretirement Benefits
                                           ------------------------------------    ----------------------------------
                                             2002          2001         2000         2002        2001         2000
                                           ----------    ----------    --------    ---------   ---------    ---------
Service cost                                 $12.9         $11.0        $11.1        $5.5        $4.0         $3.7
Interest cost                                 39.7          38.2         36.7        12.7        10.6          9.8
Expected return on plan assets               (41.8)        (48.5)       (45.7)       (5.5)       (6.1)        (5.3)
Amortization of:
   Transition obligation (asset)              (2.0)         (2.4)        (2.4)        3.7         3.7          3.9
   Prior service cost                          2.7           2.7          2.6        (0.3)       (0.3)        (0.3)
   Actuarial loss (gain)                       2.1          (1.5)        (1.0)        0.5        (1.5)        (1.9)
                                           ----------    ----------    --------    ---------   ---------    ---------
                                             $13.6         ($0.5)        $1.3       $16.6       $10.4         $9.9
                                           ==========    ==========    ========    =========   =========    =========

The assumed medical trend rates are critical assumptions in determining the service and interest cost and accumulated postretirement benefit obligation related to postretirement benefit costs. A 1% change in the medical trend rates for 2002, holding all other assumptions constant, would have the following effects (in millions):

                                                            1% Increase        1% Decrease
                                                           --------------     ---------------
Effect on total of service and interest cost components          $1.9               ($1.7)
Effect on postretirement benefit obligation                     $19.4              ($17.3)


A reconciliation of the funded status of Alliant Energy's plans to the amounts recognized on Alliant Energy's Consolidated Balance Sheets at Dec. 31 was as follows (in millions):

                                                        Qualified Pension Benefits       Other Postretirement Benefits
                                                       -----------------------------    --------------------------------
                                                          2002             2001             2002              2001
                                                       ------------    -------------    -------------     --------------
Change in benefit obligation:
  Net benefit obligation at beginning of year              $553.3          $483.6           $174.5            $130.7
  Service cost                                               12.9            11.0              5.5               4.0
  Interest cost                                              39.7            38.2             12.7              10.6
  Plan participants' contributions                           --              --                1.8               1.9
  Plan amendments                                             1.1            --               (0.9)             --
  Actuarial loss                                             33.0            56.6             34.3              40.7
  Gross benefits paid                                       (31.5)          (36.1)           (12.2)            (13.4)
                                                       ------------    -------------    -------------     --------------
    Net benefit obligation at end of year                   608.5           553.3            215.7             174.5
                                                       ------------    -------------    -------------     --------------

Change in plan assets:
  Fair value of plan assets at beginning of year            483.3           556.3             73.8              83.0
  Actual return on plan assets                              (25.1)          (36.9)            (7.2)             (6.8)
  Employer contributions                                     40.0            --               11.1               9.1
  Plan participants' contributions                           --              --                1.8               1.9
  Gross benefits paid                                       (31.5)          (36.1)           (12.2)            (13.4)
                                                       ------------    -------------    -------------     --------------
    Fair value of plan assets at end of year                466.7           483.3             67.3              73.8
                                                       ------------    -------------    -------------     --------------

Funded status at end of year                               (141.8)          (70.0)          (148.4)           (100.7)
Unrecognized net actuarial loss                             172.1            74.2             63.4              16.8
Unrecognized prior service cost                              19.9            21.5             (0.9)             (0.9)
Unrecognized net transition obligation (asset)               (1.4)           (3.3)            36.7              41.1
                                                       ------------    -------------    -------------     --------------
    Net amount recognized at end of year                    $48.8           $22.4           ($49.2)           ($43.7)
                                                       ============    =============    =============     ==============

Amounts recognized on the Consolidated
  Balance Sheets consist of:
    Prepaid benefit cost                                    $70.4           $45.5             $2.3              $2.1
    Accrued benefit cost                                    (21.6)          (23.1)           (51.5)            (45.8)
    Additional minimum liability                            (90.0)          (36.1)            --                --
    Intangible asset                                         16.5             8.7             --                --
    Accumulated other comprehensive loss                     73.5            27.4             --                --
                                                       ------------    -------------    -------------     --------------
     Net amount recognized at measurement date               48.8            22.4            (49.2)            (43.7)
                                                       ------------    -------------    -------------     --------------

Contributions paid after 9/30 and prior to 12/31             --              --                4.0               2.5
                                                       ------------    -------------    -------------     --------------
    Net amount recognized at 12/31                          $48.8           $22.4           ($45.2)           ($41.2)
                                                       ============    =============    =============     ==============

The benefit obligation and fair value of plan assets for the postretirement welfare plans with benefit obligations in excess of plan assets were $213.9 million and $64.3 million, respectively, at Sept. 30, 2002 and $167.8 million and $64.5 million, respectively, at Sept. 30, 2001. The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the qualified pension plans with accumulated benefit obligations in excess of plan assets were $452.4 million, $418.8 million and $313.2 million, respectively, at Sept. 30, 2002 and $293.9 million, $283.7 million and $225.7 million, respectively, at Sept. 30, 2001. Alliant Energy's net periodic benefit cost is primarily included in "Other operation and maintenance" in the Consolidated Statements of Income. For the various Alliant Energy pension and postretirement plans, Alliant Energy common stock represented less than 1% of total plan investments at Dec. 31, 2002 and 2001.

Alliant Energy sponsors several non-qualified pension plans that cover certain current and former key employees. At both Dec. 31, 2002 and 2001, the funded balances of such plans totaled approximately $4 million, none of which consisted of Alliant Energy common stock. Alliant Energy's pension benefit obligation under these plans was $38.2 million and $34.4 million at Dec. 31, 2002 and 2001, respectively. Alliant Energy's pension expense under these plans was $4.3 million, $3.4 million, and $3.6 million in 2002, 2001 and 2000, respectively.

Alliant Energy has various life insurance policies that cover certain key employees and directors. At Dec. 31, 2002 and 2001, the cash surrender value of these investments was $32 million and $30 million, respectively. Under Alliant Energy's deferred compensation plans, certain key employees and directors can defer part or all of their current compensation in company stock or interest accounts, which are held in grantor trusts. At Dec. 31, 2002 and 2001, the fair market value of the trusts totaled approximately $4.9 million and $2.2 million, respectively, the majority of which consisted of Alliant Energy common stock. A significant number of Alliant Energy employees also participate in defined contribution pension plans (401(k) and Employee Stock Ownership plans). Alliant Energy's contributions to the plans, which are based on the participants' level of contribution, were $9.2 million, $8.2 million, and $8.1 million in 2002, 2001 and 2000, respectively.

(b) Equity Incentive Plans - In 2002, Alliant Energy shareowners approved the EIP that permits the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units to key employees. At Dec. 31, 2002, non-qualified stock options were outstanding under this plan. The maximum number of shares of Alliant Energy common stock that may be issued under the plan is 4 million.

Alliant Energy also has an LTEIP that permits the grant of incentive stock options, non-qualified stock options, restricted stock, performance shares and performance units to key employees. At Dec. 31, 2002, non-qualified stock options, restricted stock and performance shares were outstanding. The maximum number of shares of Alliant Energy common stock that may be issued under the plan is 3.8 million. This plan expires January 2004, at which time no further grants may be made under this plan.

Options granted to date under the plans were granted at the quoted market price of the shares on the date of grant, vest over three years and expire no later than 10 years after the grant date. Options become fully vested upon retirement and remain exercisable at any time prior to their expiration date, or for three years after the effective date of the retirement, whichever period is shorter. Participants' options that are not vested become forfeited when participants leave Alliant Energy and their vested options expire after three months. A summary of the stock option activity was as follows:

                                                 2002                        2001                       2000
                                       -------------------------   -------------------------   -----------------------
                                                      Weighted                   Weighted                   Weighted
                                                      Average                     Average                   Average
                                                      Exercise                   Exercise                   Exercise
                                          Shares       Price          Shares       Price         Shares      Price
                                       -------------------------   -------------------------   -----------------------
Outstanding at beginning of year          2,917,229     $30.03        2,265,862    $29.67        1,543,028    $30.32
Options granted                             945,863      27.79          721,072     31.14          899,094     28.59
Options exercised                                --      --             (42,432)    29.87          (15,486)    30.03
Options forfeited                           (20,956)     29.41          (27,273)    30.07         (160,774)    29.90
                                       --------------              -------------               ------------
Outstanding at end of year                3,842,136      29.48        2,917,229     30.03        2,265,862     29.67
                                       ==============              =============               ============
Exercisable at end of year                2,242,187      29.93        1,593,047     29.94          962,073     30.12

The range of exercise prices for the options outstanding at Dec. 31, 2002 was $27.50 to $31.56. The weighted-average remaining contractual life of outstanding options at Dec. 31, 2002, 2001 and 2000 was 7.4 years, 7.7 years and 8.3 years, respectively. The value of the options granted during the year using the Black-Scholes pricing method was as follows:

                                                          2002            2001             2000
                                                      -------------    ------------     ------------
Value of options                                         $9.14            $4.30            $7.71
Volatility                                               40.6%            18.9%            32.7%
Risk free interest rate                                   5.0%            5.0%             5.7%
Expected life                                           10 years        10 years         10 years
Expected dividend yield                                   6.0%            6.6%             6.3%

At Dec. 31, 2002 and 2001, Alliant Energy had 1,745 and 61,137 shares of restricted stock outstanding, respectively. Any unvested shares of restricted stock become fully vested upon retirement. Participants' unvested restricted stock is forfeited when the participant leaves Alliant Energy. Compensation cost, which is recognized over the three-year restriction period, was $0.2 million, $0.6 million and $0.6 million in 2002, 2001 and 2000, respectively.

The payout to key employees of Corporate Services for performance shares is contingent upon achievement over a three-year period of specified earnings per share growth and total return to shareowners of Alliant Energy compared with an investor-owned utility peer group. The payout to key employees of Resources is contingent upon achievement over a three-year period of specified Resources earnings per share growth. Performance shares are paid out in shares of Alliant Energy's common stock or a combination of cash and stock and are modified by a performance multiplier, which ranges from zero to two, based on the performance criteria. Performance shares have an intrinsic value equal to the quoted market price of a share on the date of grant. Pursuant to APB 25, Alliant Energy accrues the plan expense over the three-year period the services are performed and recognized (income) expense of ($1.6) million, $2.4 million and $0.4 million in 2002, 2001 and 2000, respectively.

(7)  COMMON AND PREFERRED STOCK
(a) Common Stock - The number of shares of common stock issued by Alliant Energy under its various stock plans was as follows:

                                      2002               2001                2000
                                 ----------------   ----------------    ----------------
Beginning balance                    89,682,334        79,010,114          78,984,014
Shares issued:
     Public offering                         --         9,775,000                  --
     Shareowner Direct Plan           1,877,032           668,379               5,666
     401(k) Savings Plan                689,336           161,239                  --
     Equity incentive plans              55,518            67,602              20,434
                                 ----------------   ----------------    ----------------
Ending balance                       92,304,220        89,682,334          79,010,114
                                 ================   ================    ================

In November 2001, Alliant Energy completed a public offering of its common stock generating net proceeds of approximately $263 million which were used to repay short-term debt. From January 2000 to June 2001, Alliant Energy satisfied its requirements under the Shareowner Direct Plan (dividend reinvestment and stock purchase plan) by acquiring Alliant Energy common stock on the open market, rather than through original issue. In 2000, 5,666 shares of common stock were issued related to an adjustment of a prior acquisition of oil and gas properties. At Dec. 31, 2002 and 2001, Alliant Energy had a total of 6.8 million and 2.6 million shares, respectively, available for issuance in the aggregate, pursuant to its Shareowner Direct Plan, LTEIP, EIP and 401(k) Savings Plan.

Alliant Energy has a Shareowner Rights Plan whereby rights will be exercisable only if a person or group acquires, or announces a tender offer to acquire, 15% or more of Alliant Energy's common stock. Each right will initially entitle shareowners to buy one-half of one share of Alliant Energy's common stock. The rights will only be exercisable in multiples of two at an initial price of $95.00 per full share, subject to adjustment. If any shareowner acquires 15% or more of the outstanding common stock of Alliant Energy, each right (subject to limitations) will entitle its holder to purchase, at the right's then current exercise price, a number of common shares of Alliant Energy or of the acquirer having a market value at the time of twice the right's per full share exercise price. The Board of Directors is also authorized to reduce the 15% ownership threshold to not less than 10%.

Alliant Energy's utility subsidiaries each have dividend payment restrictions based on their respective bond indentures, the terms of their outstanding preferred stock and state regulatory limitations applicable to them. WP&L's preferred stock restricts dividends to the extent that such dividend would reduce the common stock equity ratio to less than 25%. In its September 2002 rate order, the PSCW stated it must approve the payment of dividends by WP&L to Alliant Energy in excess of the level forecasted in the order ($62 million annually) if such dividends would reduce WP&L's common equity ratio below 44.67% of total capitalization. In accordance with the IUB order authorizing the IP&L merger, IP&L must inform the IUB if its common equity ratio falls below 42% of total capitalization. As of Dec. 31, 2002, Alliant Energy's utility subsidiaries were in compliance with all such dividend restrictions.

In 2002, 11 non-employee directors received 1,000 shares each of Alliant Energy common stock through the Shareowner Direct Plan as part of the directors' compensation program, for a total of approximately $337,000. In 2001, 14 non-employee directors received up to 1,000 shares each of Alliant Energy common stock through the Shareowner Direct Plan, for a total of approximately $338,000. In 2000, 12 non-employee directors received up to $20,000 each in Alliant Energy common stock, for a total of approximately $222,000.

(b) Preferred Stock - In September 2002, IP&L redeemed all of its then outstanding shares of preferred stock. In December 2002, IP&L issued six million shares of preferred stock at $25.00 per share in a private placement. IP&L used the net proceeds of approximately $145 million to repay its short-term debt and for general corporate purposes, including to fund capital expenditures and to repay other debt. The fair market value of Alliant Energy's cumulative preferred stock of subsidiaries, based upon the market yield of similar securities and quoted market prices, at Dec. 31, 2002 and 2001 was $198 million and $99 million, respectively. Information related to the carrying value of Alliant Energy's cumulative preferred stock of subsidiaries, net at Dec. 31 was as follows (in millions):

                                                                           2002            2001
                                                                        ------------   -------------
 Par/Stated   Authorized     Shares                         Mandatory
   Value        Shares     Outstanding       Series        Redemption
   -----        ------     -----------       ------        ----------
     $25      16,000,000    6,000,000        8.375%            No           $150.0           $--
    $100          *          449,765      4.40% - 6.20%        No             45.0           45.0
     $25          *          599,460          6.50%            No             15.0           15.0
     $50      466,406 **     366,406      4.30% - 6.10%        No             --             18.3
     $50         ***         216,381      4.36% - 7.76%        No             --             10.8
     $50         ***         545,000          6.40%        $50 / share        --             27.3
                                                                        ------------   -------------
                                                                             210.0          116.4
    Less:  unamortized expenses                                               (4.9)          (2.4)
                                                                        ------------   -------------
                                                                            $205.1         $114.0
                                                                        ============   =============

* 3,750,000 authorized shares in total. ** Fully retired in 2002. *** 2,000,000 authorized shares in total, fully retired in 2002.

(8)  DEBT
(a) Short-Term Debt - To provide short-term borrowing flexibility and security for commercial paper outstanding, Alliant Energy and its subsidiaries maintain bank lines of credit, of which most require a fee. Alliant Energy discontinued the use of its utility money pool in 2002 and WP&L and IP&L are now meeting any short-term borrowing needs they have by issuing commercial paper and borrowing on its bank lines of credit, respectively. At Dec. 31, 2001, IP&L and WP&L had money pool borrowings of $38.0 million and $90.8 million, respectively. Information regarding short-term debt was as follows (dollars in millions):

                                                          2002               2001
                                                     ----------------    -------------
At Dec. 31:
   Commercial paper outstanding                             $195.5            $68.4
   Discount rates on commercial paper                     1.6-1.9%         2.4-3.2%
   Bank facility borrowings                                  $85.0              $--
   Interest rates on bank facility borrowings             2.3-2.4%              N/A
   Short-term borrowings at foreign subsidiaries             $28.7            $84.3
   Interest rates on foreign short-term borrowings        5.3-6.9%         5.6-6.9%

For the year ended:
   Average amount of short-term debt
      (based on daily outstanding balances)                 $337.9           $274.1
   Average interest rates on short-term debt                  2.7%             4.8%


(b) Long-Term Debt - The former IESU indentures securing its First Mortgage and Collateral Trust Bonds constitute direct first mortgage liens and a second lien while First Mortgage Bonds remain outstanding, respectively, upon substantially all tangible public utility property of IP&L (excluding those of the former IPC). WP&L's and the former IPC's First Mortgage Bonds are secured by substantially all of their utility plant. IP&L, WP&L and Resources also maintain indentures relating to the issuance of unsecured debt securities.

In December 2002, Resources issued $300 million of 9.75% senior notes due 2013 in a private placement. The notes are unconditionally guaranteed by Alliant Energy. Resources used the proceeds to repay short-term debt. In November 2001, Resources issued $300 million of senior notes at a fixed interest rate of 7%, due 2011. The notes are fully and unconditionally guaranteed by Alliant Energy. Resources used the proceeds to repay other Resources' debt. In March 2001, IP&L issued $200 million of senior unsecured debentures at a fixed interest rate of 6-3/4%, due 2011. IP&L used the proceeds to repay short- and long-term debt.

Debt maturities for 2003 to 2007 are $47 million, $106 million, $337 million, $68 million and $225 million, respectively. Depending upon market conditions, it is currently anticipated that a majority of the maturing debt will be refinanced with the issuance of long-term securities.

The carrying value of Alliant Energy's long-term debt (including current maturities and variable rate demand bonds) at Dec. 31, 2002 and 2001 was $2.7 billion and $2.5 billion, respectively. The fair market value, based upon the market yield of similar securities and quoted market prices, at Dec. 31, 2002 and 2001 was $2.9 billion and $2.6 billion, respectively.

(9)  INVESTMENTS AND ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying amount of Alliant Energy's current assets and current liabilities approximates fair value because of the short maturity of such financial instruments. Since IP&L and WP&L are subject to regulation, any gains or losses related to the difference between the carrying amount and the fair value of their financial instruments may not be realized by Alliant Energy's shareowners. Information relating to various investments held by Alliant Energy at Dec. 31 that are marked-to-market as a result of SFAS 115 were as follows (in millions):

                                                         2002                                    2001
                                           ----------------------------------     -----------------------------------
                                                               Unrealized                             Unrealized
                                            Carrying/Fair     Gains, Net of        Carrying/Fair    Gains/(Losses),
                                                Value              Tax                 Value          Net of Tax
                                           ----------------- ----------------     ---------------- ------------------
Available-for-sale securities:
  Nuclear decommissioning trust funds:
     Debt securities                            $206               $9                  $191              $3
     Equity securities                           139               13                   142              42
        Total                                    345               22                   333              45
  Investment in McLeod                             2               --                    14              (9)
  Various other investments                       19                3                    23               1
Trading securities:
  Investment in McLeod                             1               (a)                    6              (a)


(a) Adjustments to the trading securities are reflected in earnings in the "Miscellaneous, net" line in the Consolidated Statements of Income.

Nuclear Decommissioning Trust Funds - At Dec. 31, 2002, $114 million, $43 million and $49 million of the debt securities mature in 2003-2010, 2011-2020 and 2021-2049, respectively. The fair value of the nuclear decommissioning trust funds was, as reported by the trustee, adjusted for the tax effect of unrealized gains and losses. Net unrealized holding gains were recorded as part of accumulated provision for depreciation of related plant assets. The funds realized gains from the sales of securities of $10.4 million, $2.0 million and $5.0 million in 2002, 2001 and 2000, respectively (cost of the investments based on specific identification was $111.1 million, $169.8 million and $213.4 million, respectively, and proceeds from the sales were $121.5 million, $171.8 million and $218.4 million, respectively).

Investment in McLeod - Alliant Energy has investments in the common stock of McLeod, a telecommunications company. In accordance with SFAS 115, the carrying values of the investments are adjusted to estimated fair value based upon McLeod's closing price at the end of each quarter. Changes in fair value of investments designated as available-for-sale securities are reported in other comprehensive income, and impact current earnings when gains or losses are realized through sale or if a decline in value is determined to be "other-than-temporary." Changes in fair value of investments designated as trading securities are reflected in earnings in the "Miscellaneous, net" line in the Consolidated Statements of Income.

Upon the adoption of SFAS 133 in 2000 for the embedded derivative related to McLeod stock in Resources' exchangeable senior notes (refer to Note 10(a) for additional information), Alliant Energy designated a portion of its McLeod investments as trading securities. As result of this change in designation to trading securities, in 2000, Alliant Energy reclassified $321.3 million of unrealized appreciation ($187.3 million after-tax) from accumulated other comprehensive income to net income. In 2000, Alliant Energy recognized miscellaneous income of $23.8 million for pre-tax gains realized upon sales of McLeod available-for-sale securities, for which the appreciation was previously reflected in accumulated other comprehensive income.

On Jan. 31, 2002, McLeod filed a pre-negotiated plan of reorganization in a Chapter 11 bankruptcy proceeding and the trading of McLeod's common stock was suspended by Nasdaq. Consequently, Alliant Energy discontinued accounting for its investment in McLeod under the provisions of SFAS 115 and reduced the cost basis of its investments to the last quoted market price on Jan. 30, 2002. In June 2002, Alliant Energy received from McLeod under its plan of reorganization an initial distribution of approximately 3.3 million shares of new common stock and classified 0.9 million and 2.4 million shares (0.1 million shares were received by discontinued operations) as trading and available-for-sale securities, respectively. With the receipt of the new McLeod common shares and the resumption of trading on Nasdaq, Alliant Energy resumed accounting for its McLeod investments under SFAS 115 and adjusted its cost basis to the quoted market price on the date the shares were received. As a result of these events, Alliant Energy recognized pre-tax impairment charges in 2002 for available-for-sale securities totaling $27.2 million.

Investments in Foreign Entities - The geographic concentration of Alliant Energy's significant continuing foreign investments at Dec. 31 was as follows (in millions):

                         Brazil        China       New Zealand        Mexico        Total
                        ---------    ----------   ---------------    ----------    ---------
2002
----
   Unconsolidated           $214         $19              $86           $55          $374
   Consolidated               --         161               --            --           161
                        ---------    ----------   ---------------    ----------    ---------
      Total                 $214        $180              $86           $55          $535
                        =========    ==========   ===============    ==========    =========

2001
----
   Unconsolidated           $378         $21              $68           $41          $508
   Consolidated               --         146               --            --           146
                        ---------    ----------   ---------------    ----------    ---------
      Total                 $378        $167              $68           $41          $654
                        =========    ==========   ===============    ==========    =========


Brazil - Resources holds a non-controlling interest in five Brazilian
------
electric utility companies through several direct investments accounted for under the equity method of accounting. At Dec. 31, 2002 and 2001, Resources' direct investments included a 49.9% direct ownership interest in GIPAR, S.A., an electric utility holding company; a 39.4% direct ownership interest in Companhia Forca e Luz Cataguazes - Leopoldina, S.A. (Cataguazes), an electric utility; a 45.6% direct ownership interest in Energisa, S.A., an energy development company; a 49.9% direct ownership interest in Pbpart - SE 1 Ltda., an electric utility holding company; and a 50.0% (49.7% at Dec. 31, 2001) direct ownership interest in Usina Termeletrica de Juiz de Fora S.A., a thermal power plant.

China - Resources' consolidated investments included a controlling interest
-----
in Peak Pacific Investment Company, Ltd., a company that develops investment opportunities in generation infrastructure projects in China, and Anhui New Energy Heat & Power Co., Ltd., a combined heat and power facility. Resources' unconsolidated investments included a 50.0% ownership interest in Jiaxing JIES Power & Heat Co., Ltd. and a 30.0% ownership interest in Tongxiang TIES Power & Heat Co., Ltd. Both of these combined heat and power facilities are accounted for under the equity method.

New Zealand - Resources' investments included a 20.4% ownership interest in
-----------
TrustPower Ltd., a New Zealand hydro and wind generation utility company, which is accounted for under the equity method and several other smaller investments accounted for under the cost method.

Mexico - Resources' investment in Mexico consisted of a loan receivable
------
(including accrued interest income) from a Mexican development company. Under provisions of the loan, Resources has agreed to lend up to $65 million to support the development of a resort community near the Baja peninsula. The loan accrues interest at 8.75% and is secured by the undeveloped land of the resort community. Repayment of the loan principal and interest will be based on a portion of the proceeds from the sales of real estate in the resort community and therefore is dependent on the successful development of the project and the ability to sell real estate. Alliant Energy may also realize royalty income on the real estate sales once the loan is repaid.

Investment in ATC - At Dec. 31, 2002 and 2001, WP&L had ownership interests in ATC of approximately 26.6% and 26.5%, respectively, and accounts for this investment under the equity method. Pursuant to various agreements, WP&L receives a range of transmission services from ATC. WP&L provides operation, maintenance, and various transitional and construction services to ATC. WP&L and ATC also bill each other for use of shared facilities owned by each party. ATC billed WP&L $38.7 million and $36.4 million in 2002 and 2001, respectively. WP&L billed ATC $18.1 million and $18.4 million in 2002 and 2001, respectively, and recorded equity earnings of $14.3 million and $14.6 million in 2002 and 2001, respectively.

Unconsolidated Equity Investments - Summary financial information from Alliant Energy's unconsolidated equity investments' financial statements is as follows (in millions):

                                               2002 *         2001        2000
                                             ------------  ------------ ----------
  Operating revenues                            $1,440.6      $2,214.1   $1,194.3
  Operating income                                 159.8         138.2       42.5
  Net income (loss)                                 36.6          52.1       69.7
As of Dec. 31:
  Current assets                                   383.0         454.5
  Non-current assets                             1,976.4       2,117.0
  Current liabilities                              435.9         519.3
  Non-current liabilities                          505.1         557.0
  Minority interest                                133.4         213.5

*  Alliant Energy's investment in Cargill-Alliant was sold in 2002.

(10)  DERIVATIVE FINANCIAL INSTRUMENTS
(a) Accounting for Derivative Instruments and Hedging Activities - Alliant Energy records derivative instruments at fair value on the balance sheet as assets or liabilities and changes in the derivatives' fair values for non-regulated entities in earnings unless specific hedge accounting criteria are met. For IP&L and WP&L, changes in the derivatives' fair values are generally recorded as regulatory assets or liabilities. The PSCW issued a letter to WP&L in August 2002 authorizing accounting for its derivatives in such manner.

At Dec. 31, 2002 and 2001, Alliant Energy had $6.4 million and $6.0 million, respectively, of derivative assets included in "Other current assets" on its Consolidated Balance Sheets and $9.1 million and $1.2 million, respectively, of derivative liabilities included in "Other current liabilities" on its Consolidated Balance Sheets. At Dec. 31, 2001, Alliant Energy also had $0.4 million of derivative liabilities included in "Other long-term liabilities and deferred credits" on its Consolidated Balance Sheets.

In the first quarter of 2001, Alliant Energy recorded a net loss of $12.9 million (all related to discontinued operations) for a cumulative effect of a change in accounting principle representing the impact of adopting SFAS 133 as of Jan. 1, 2001 at Alliant Energy's equity method investees. This transition adjustment represents Alliant Energy's share of the difference between the carrying amount of Southern Hydro's electricity derivative contracts under the applicable accounting principles in effect at Dec. 31, 2000, and the carrying values of these electricity derivative contracts as determined in accordance with SFAS 133 as of Jan. 1, 2001.

In the third quarter of 2000, Alliant Energy recorded net income of $16.7 million for a cumulative effect of a change in accounting principle representing the impact of adopting SFAS 133 as of July 1, 2000 at Alliant Energy's consolidated subsidiaries. This transition adjustment was primarily the result of the difference between the carrying amount of Resources' exchangeable senior notes issued in February 2000 (due in 2030) under the applicable accounting principles in effect at June 30, 2000, and the carrying values of the debt and embedded derivative components of the notes as determined in accordance with SFAS 133 as of July 1, 2000. Transition adjustments relating to Alliant Energy's other derivative instruments had no material impact on net income.

During 2001 and 2000, $0.1 million of net gains (includes $0.1 million of net losses from discontinued operations) and $6.7 million of net losses (includes $1.3 million of net losses from discontinued operations), respectively, included in the cumulative effect of a change in accounting principle component of accumulated other comprehensive income (loss) were reclassified into earnings, resulting in remaining balances of $0 and $0.1 million at Dec. 31, 2001 and 2000, respectively.

Cash Flow Hedging Instruments - During 2002 and 2001, Alliant Energy held
-----------------------------
various derivative instruments designated as cash flow hedging instruments. WP&L utilized gas commodity financial swap arrangements to reduce the impact of price fluctuations on gas purchased and injected into storage during the summer months and withdrawn and sold at current market prices during the winter months pursuant to the natural gas cost incentive sharing mechanism with customers in Wisconsin. IP&L and WP&L utilized physical coal purchase contracts, which did not qualify for the normal purchase and sale exception, to manage the price of anticipated coal purchases and sales.

In 2002 and 2001, a net loss of $0.1 million (includes a net gain of $0.1 million from discontinued operations) and a net gain of $2.0 million (includes a net gain of $2.1 million from discontinued operations), respectively, were recognized relating to the amount of hedge ineffectiveness in accordance with SFAS 133. In 2002 and 2001, Alliant Energy did not exclude any components of the derivative instruments' gain or loss from the assessment of hedge effectiveness and in 2001 reclassified a loss of $0.9 million (all continuing operations) into earnings as a result of the discontinuance of hedges. At Dec. 31, 2002, the maximum length of time over which Alliant Energy hedged its exposure to the variability in future cash flows for forecasted transactions was six months (three months for continuing operations) and Alliant Energy estimated that losses of $3.3 million (includes losses of $3.5 million for discontinued operations) will be reclassified from accumulated other comprehensive income (loss) into earnings in 2003 as the hedged transactions affect earnings.

Other Derivatives Not Designated in Hedge Relationships - Alliant Energy's
-------------------------------------------------------
derivatives that were not designated in hedge relationships during 2002 and/or 2001 included the embedded derivative component of Resources' exchangeable senior notes, electricity price collars, and physical coal and gas contracts not designated in hedge relationships.

At maturity, the holders of Resources' exchangeable senior notes are paid the higher of the principal amount of the notes or an amount based on the value of McLeod common stock. SFAS 133 requires that Alliant Energy split the initial value of the notes into debt and derivative components. The payment feature tied to McLeod stock is considered an embedded derivative under SFAS 133 that must be accounted for as a separate derivative instrument. This component is classified as a derivative liability on the Consolidated Balance Sheets. Subsequent changes in the fair value of the option are reflected as increases or decreases in Alliant Energy's reported net income. The carrying amount of the host debt security, classified as long-term debt, is adjusted for amortization of the debt discount in accordance with the interest method as prescribed by APB 21, "Interest on Receivables and Payables."

Changes in the fair value of the McLeod shares designated as trading are reflected as increases or decreases in Alliant Energy's net income. These trading gains or losses are expected to correspond with, and partially offset, changes in the intrinsic value of the embedded derivative component of Resources' exchangeable senior notes. Changes in the time value portion of the derivative component will result in non-cash increases or decreases to Alliant Energy's net income. Included in "Miscellaneous, net" in Alliant Energy's Consolidated Statements of Income for 2002, 2001 and 2000 was expense of $5.0 million, $215.1 million and $102.5 million, respectively, related to the change in value of the McLeod trading securities, partially offset by income of $0.4 million, $181.6 million and $101.8 million, respectively, related to the change in value of the derivative component of the exchangeable senior notes.

Electricity price collars were used to manage utility energy costs during supply/demand imbalances. Physical coal and gas contracts that do not qualify for the normal purchase and sale exception were used to manage the price of anticipated coal and gas purchases and sales.

(b) Weather Derivatives - Alliant Energy uses weather derivatives to reduce the impact of weather volatility on its natural gas sales volumes. In 2002 and 2001, Corporate Services, as agent for IP&L and WP&L, entered into non-exchange traded options based on heating degree days in which Corporate Services receives payment from the counterparty if actual heating degree days are less than the strike price in the contract. Corporate Services paid premiums to enter into these contracts, which are amortized to expense over the contract period. Alliant Energy has used the intrinsic value method to account for these weather derivatives.

(c) Nuclear Decommissioning Trust Fund Investments - Historically, WP&L has entered into combinations of options to mitigate the effect of significant market fluctuations on its common stock investments in its nuclear decommissioning trust funds. The derivative transactions are designed to protect the portfolio's value while allowing the funds to earn a total return modestly in excess of long-term expectations over the hedge period. Fair value changes of these instruments do not impact net income as they are recorded as equally offsetting changes in the investment in nuclear decommissioning trust funds and accumulated depreciation.

(d) Energy-trading Contracts - Resources is the majority owner of a natural gas marketing operation, NG Energy Trading, LLC (NG). NG enters into financial and physical contracts for the sale, purchase, storage, transportation and loan of natural gas. NG accounts for all its positions, including gas in storage, at estimated fair value, with changes in fair value reported in earnings. Alliant Energy adopted EITF Issue 02-3 effective Jan. 1, 2003 for all contracts that were in place and storage gas acquired prior to Oct. 25, 2002 and is reporting energy trading contracts on a net rather than gross basis in the income statement for all periods presented as a result of adopting EITF Issue 02-3.

(11)  COMMITMENTS AND CONTINGENCIES
(a) Construction and Acquisition Expenditures - Certain commitments have been made in connection with 2003 capital expenditures. During 2003, total construction and acquisition expenditures relating to continuing operations are estimated to be approximately $820 million.

(b) Purchased-Power, Coal and Natural Gas Contracts - Alliant Energy, through its subsidiaries Corporate Services, IP&L and WP&L, has entered into purchased-power, coal and natural gas supply, transportation and storage contracts. Certain purchased-power commitments are considered operating leases and are therefore not included here, but are included in Note 3. The natural gas supply commitments are all index-based. Alliant Energy expects to supplement its coal and natural gas supplies with spot market purchases as needed. The table includes commitments for "take-or-pay" contracts which result in dollar commitments with no associated tons or Dths. At Dec. 31, 2002, Alliant Energy's minimum commitments were as follows (dollars and Dths in millions; MWhs and tons in thousands):

                   Purchased-power                   Coal                     Natural gas
                -----------------------    -------------------------    -------------------------
                 Dollars        MWhs        Dollars         Tons         Dollars         Dths
                ----------    ---------    ----------     ----------    -----------    ----------
2003              $114.5        2,752         $81.1          9,889          $90.7           6
2004                15.5          361          57.6          9,301           36.5          --
2005                 2.0           --          40.2          6,130           26.0          --
2006                 2.0           --          12.7            898           15.0          --
2007                 0.1           --           3.6             --           14.7          --
Thereafter           0.4           --           --              --           26.4          --

(c) Legal Proceedings - Alliant Energy is involved in legal and administrative proceedings before various courts and agencies with respect to matters arising in the ordinary course of business. Although unable to predict the outcome of these matters, Alliant Energy believes that appropriate reserves have been established and final disposition of these actions will not have a material adverse effect on its financial condition or results of operations.

(d) Guarantees and Commitments - At Dec. 31, 2002 and 2001, Alliant Energy had guarantees outstanding to support unconsolidated affiliate and third-party financing arrangements of approximately $4 million and $14 million, respectively. Such guarantees are not included on Alliant Energy's Consolidated Balance Sheets. At Dec. 31, 2002, the remaining term of the guarantees and the underlying debt was five years. Refer to Note 3 for discussion of Alliant Energy's residual value guarantees of its synthetic leases.

In the third quarter of 2002, Alliant Energy sold its 50% ownership interest in its Cargill-Alliant electricity-trading joint venture to Cargill. Under the purchase and sale agreement ("Agreement"), Alliant Energy agreed to indemnify Cargill from expenses resulting from the breach of the representations and warranties made by Alliant Energy as of the closing date, and for the breach of its obligations under the Agreement. While the indemnification does not include a maximum limit, Alliant Energy believes the likelihood of having to make any material cash payments under this indemnification is remote. At Dec. 31, 2002, there were no claims related to the indemnification.

In November 2002, the FASB issued FIN 45 which requires disclosures by a guarantor about its obligations under certain guarantees that it has issued. FIN 45 also requires recognizing, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The recognition and measurement provisions of FIN 45 are effective on a prospective basis for guarantees issued or modified after Dec. 31, 2002. Alliant Energy does not anticipate FIN 45 will have a material impact on its financial condition or results of operations.

(e) Environmental Liabilities - Alliant Energy had recorded the following environmental liabilities, and regulatory assets associated with certain of these liabilities, at Dec. 31 (in millions):

Environmental liabilities         2002           2001        Regulatory assets       2002           2001
-------------------------      -----------    -----------    -----------------    -----------    -----------
   MGP sites                      $49.3          $43.9          MGP sites             $54.1          $50.2
   NEPA                             6.6            8.2          NEPA                    7.9            9.7
   Other                            0.2            0.4          Other                   2.9            3.2
                               -----------    -----------                         -----------    -----------
                                  $56.1          $52.5                                $64.9          $63.1
                               ===========    ===========                         ===========    ===========

MGP Sites - IP&L and WP&L have current or previous ownership interests in 43
---------
and 14 sites, respectively, previously associated with the production of gas for which they may be liable for investigation, remediation and monitoring costs relating to the sites. IP&L and WP&L have received letters from state environmental agencies requiring no further action at eight and five sites, respectively. IP&L and WP&L are working pursuant to the requirements of various federal and state agencies to investigate, mitigate, prevent and remediate, where necessary, the environmental impacts to property, including natural resources, at and around the sites in order to protect public health and the environment.

IP&L and WP&L record environmental liabilities based upon periodic studies, most recently updated in the third quarter of 2002, related to the MGP sites. Such amounts are based on the best current estimate of the remaining amount to be incurred for investigation, remediation and monitoring costs for those sites where the investigation process has been or is substantially completed, and the minimum of the estimated cost range for those sites where the investigation is in its earlier stages. It is possible that future cost estimates will be greater than current estimates as the investigation process proceeds and as additional facts become known. The amounts recognized as liabilities are reduced for expenditures made and are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their fair value. Management currently estimates the range of remaining costs to be incurred for the investigation, remediation and monitoring of all utility subsidiary sites to be approximately $37 million to $64 million.

Under the current rate making treatment approved by the PSCW, the MGP expenditures of WP&L, net of any insurance proceeds, are deferred and collected from gas customers over a five-year period after new rates are implemented. The MPUC also allows the deferral of MGP-related costs applicable to the Minnesota sites and IP&L has been successful in obtaining approval to recover such costs in rates in Minnesota. The IUB has permitted utilities to recover prudently incurred costs. Regulatory assets have been recorded by IP&L and WP&L, which reflect the probable future rate recovery, where applicable. Considering the current rate treatment, and assuming no material change therein, IP&L and WP&L believe that the clean-up costs incurred for these MGP sites will not have a material adverse effect on their respective financial conditions or results of operations.

Settlement has been reached with all of IP&L's and WP&L's insurance carriers regarding reimbursement for their MGP-related costs. Insurance recoveries available at Dec. 31, 2002 for IP&L and WP&L were $4.5 million and $2.1 million, respectively. Pursuant to their applicable rate making treatment, IP&L has recorded its recoveries in "Other long-term liabilities and deferred credits" and WP&L has recorded its recoveries as an offset against its regulatory assets. In February 2001, the IUB issued an order directing IP&L to refund its insurance recoveries related to former IESU MGP sites. Under the refund plan, IP&L returned 90% of the recoveries to customers of the former IESU in 2001 and retained 10%.

NEPA - NEPA requires owners of nuclear power plants to pay a special
----
assessment into a "Uranium Enrichment Decontamination and Decommissioning Fund." The assessment is based upon prior nuclear fuel purchases. IP&L and WP&L recover the costs associated with this assessment through EACs and fuel costs, respectively, over the period the costs are assessed. Alliant Energy continues to pursue relief from this assessment through litigation.

(f) Decommissioning of DAEC and Kewaunee - The IUB, in its interim electric rate order effective July 2002, allows IP&L to recover $11 million annually for its share of the cost to decommission DAEC. FERC, in its most recent interim wholesale rate order effective April 2002, allows WP&L to recover $3 million annually for its share of the cost to decommission Kewaunee. Both interim orders are subject to refund, pending determination of final rates. The PSCW, in an order effective Jan. 1, 2002, eliminated WP&L's recovery from retail customers for the cost to decommission Kewaunee, due to the trust fund being adequately funded. Decommissioning expense is included in "Depreciation and amortization" in the Consolidated Statements of Income and the cumulative amount is included in "Accumulated depreciation" on the Consolidated Balance Sheets to the extent recovered through rates.

Additional information relating to the decommissioning of DAEC and Kewaunee was as follows (dollars in millions):

                                                                            DAEC                     Kewaunee
                                                                  -------------------------    ----------------------
Assumptions relating to current rate recovery amounts:
     Alliant Energy's share of estimated decommissioning cost              $374.3                     $263.2
     Year dollars in                                                        2002                       2002
     Method to develop estimate                                     Site-specific study         Site-specific study
     Annual inflation rate                                                 4.20%                       6.50%
     Decommissioning method                                          Prompt dismantling         Prompt dismantling
                                                                        and removal                 and removal
     Year decommissioning to commence                                       2014                       2013
     After-tax return on external investments:
          Qualified                                                         7.10%                     6.12%
          Non-qualified                                                     4.70%                     5.14%
External trust fund balance at Dec. 31, 2002                               $121.2                    $223.7
Internal reserve at Dec. 31, 2002                                           $21.7                       $--
After-tax earnings on external trust funds in 2002                           $3.8                     $19.7


The interim rate recovery amounts for DAEC only include an inflation estimate through 2005. Both IP&L and WP&L are funding all rate recoveries for decommissioning into external trust funds and funding on a tax-qualified basis to the extent possible. In accordance with their respective regulatory requirements, IP&L and WP&L record the earnings on the external trust funds as interest income with a corresponding entry to interest expense at IP&L and to depreciation expense at WP&L. The earnings accumulate in the external trust fund balances and in accumulated depreciation on utility plant.

SFAS 143, which provides accounting and disclosure requirements for retirement obligations associated with long-lived assets, was adopted by Alliant Energy on Jan. 1, 2003. SFAS 143 requires that the present value of retirement costs for which Alliant Energy has a legal obligation be recorded as liabilities with an equivalent amount added to the asset cost. The liability is accreted to its present value each period and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity settles the obligation for its recorded amount or incurs a gain or loss. The adoption of SFAS 143 will have no impact on IP&L's and WP&L's earnings, as the effects will be offset by the establishment of regulatory assets or liabilities pursuant to SFAS 71.

Alliant Energy has completed a detailed assessment of the specific applicability and implications of SFAS 143. The scope of SFAS 143 as it relates to Alliant Energy primarily includes decommissioning costs for DAEC and Kewaunee. It also applies to a smaller extent to several other regulated and non-regulated assets including, but not limited to, active ash landfills, water intake facilities, underground storage tanks, groundwater wells, transmission and distribution equipment, easements, leases and the dismantlement of certain hydro facilities. Other than DAEC and Kewaunee, Alliant Energy's asset retirement obligations as of Jan. 1, 2003 are not significant.

Prior to January 2003, IP&L and WP&L recorded nuclear decommissioning charges in accumulated depreciation on their Consolidated Balance Sheets. Upon adoption of SFAS 143, IP&L and WP&L will reverse approximately $125 million and $175 million, respectively, previously recorded in accumulated depreciation and will record liabilities of approximately $250 million and $175 million, respectively. The difference between amounts previously recorded and the net SFAS 143 liability will be deferred as a regulatory asset and is expected to approximate $125 million and $0 for IP&L and WP&L, respectively.

IP&L and WP&L have previously recognized removal costs as a component of depreciation expense and accumulated depreciation for other non-nuclear assets in accordance with regulatory rate recovery. As of Dec. 31, 2002, IP&L and WP&L estimate that they have approximately $250 million and $150 million, respectively, of such regulatory liabilities recorded in "Accumulated depreciation" on their Consolidated Balance Sheets.

(12)  JOINTLY-OWNED ELECTRIC UTILITY PLANT
Under joint ownership agreements with other Iowa and Wisconsin utilities, the utility subsidiaries have undivided ownership interests in jointly-owned electric generating stations. IP&L also has joint ownership agreements related to transmission facilities. Each of the respective owners is responsible for the financing of its portion of the construction costs. KWh generation and operating expenses are divided on the same basis as ownership with each owner reflecting its respective costs in its Consolidated Statements of Income. Information relative to the utility subsidiaries' ownership interest in these facilities at Dec. 31, 2002 was as follows (dollars in millions):

                                                                             Accumulated     Construction
                                 Fuel        Ownership         Plant in     Provision for      Work-In-
                                 Type        Interest %        Service       Depreciation      Progress
                               ---------- ----------------- --------------- --------------- ----------------
IP&L
----
   DAEC                         Nuclear         70.0             $543.3          $318.5          $25.2
   Ottumwa                       Coal           48.0              190.9           118.2            0.7
   Neal Unit 4                   Coal           21.5               85.3            59.4            0.2
   Neal Unit 3                   Coal           28.0               59.9            36.9            1.9
   Louisa Unit 1                 Coal            4.0               25.0            14.9            0.1
                                                            --------------- --------------- ----------------
                                                                  904.4           547.9           28.1
                                                            --------------- --------------- ----------------
WP&L
----
   Edgewater Unit 5              Coal           75.0              234.8           112.9            0.4
   Columbia Energy Center        Coal           46.2              187.5           110.3            1.6
   Kewaunee                     Nuclear         41.0              172.6           120.9            6.8
   Edgewater Unit 4              Coal           68.2               60.0            36.1            1.6
                                                            --------------- --------------- ----------------
                                                                  654.9           380.2           10.4
                                                            --------------- --------------- ----------------

                                                               $1,559.3          $928.1          $38.5
                                                            =============== =============== ================

(13)  SEGMENTS OF BUSINESS
Alliant Energy's principal business segments are:

o Regulated domestic utilities - consists of IP&L and WP&L, serving customers in Iowa, Wisconsin, Minnesota and Illinois, and includes three segments: a) electric operations; b) gas operations; and c) other, which includes the steam and water businesses and the unallocated portions of the utility business. Various line items in the following tables are not allocated to the electric and gas segments for management reporting purposes and therefore are included in "Total Regulated Domestic Utilities."
o Non-regulated businesses - represents the operations of Resources, its subsidiaries and Alliant Energy's investment in Cargill-Alliant (sold in 2002), and is broken down into two segments: a) International (Int'l) and
   b) other, which includes the operations of the Integrated Services, Investments, Non-regulated Generation and Energy Technologies business units described in Note 1(a); the operations of Resources (the non-regulated holding company); and any non-regulated reconciling/eliminating entries.
o Other - includes the operations of Alliant Energy (the parent company) and Corporate Services, as well as any Alliant Energy parent company reconciling/eliminating entries.

Intersegment revenues were not material to Alliant Energy's operations and there was no single customer whose revenues were 10% or more of Alliant Energy's consolidated revenues. Refer to Note 9 for a breakdown of Alliant Energy's international investments by country. Certain financial information relating to Alliant Energy's significant business segments and products and services was as follows (in millions):


                                       Regulated Domestic Utilities          Non-regulated Businesses
                                  --------------------------------------- -------------------------------            Alliant Energy
                                   Electric    Gas     Other       Total     Int'l     Other      Total     Other      Consolidated
------------------------------------------------------------------------------------------------------------------------------------
2002
----
Operating revenues                  $1,752.5   $394.0    $37.2    $2,183.7  $103.2    $158.1     $261.3     ($6.7)      $2,438.3
Depreciation and amortization          250.6     27.9      3.9       282.4    11.2      16.0       27.2      --            309.6
Operating income (loss)                299.2     26.2      8.2       333.6     9.7     (11.0)      (1.3)     (0.5)         331.8
Interest expense, net of AFUDC                                       100.0    44.9      31.6       76.5       2.3          178.8
Interest income from loans to
   discontinued operations, net                                       --      (6.0)    (10.9)     (16.9)     --            (16.9)
Equity (income) loss from
   unconsolidated investments                                        (17.6)   17.1      13.3       30.4      --             12.8
Preferred dividends                                                    6.2    --        --         --        --              6.2
Impairment of available-for-sale
   securities of McLeodUSA Inc.                                      --       --        27.2       27.2      --             27.2
Miscellaneous, net                                                   (27.9)    3.4      18.9       22.3      (0.6)          (6.2)
Income tax expense (benefit)                                         107.1   (12.1)    (48.3)     (60.4)     (4.3)          42.4
Income from continuing operations                                    165.8   (37.6)    (42.8)     (80.4)      2.1           87.5
Income from discontinued
   operations, net of tax                                             --      10.5       8.9       19.4      --             19.4
Net income (loss)                                                    165.8   (27.1)    (33.9)     (61.0)      2.1          106.9
Total assets                         3,676.5    574.9    474.8     4,726.2 1,009.6   1,250.8    2,260.4      14.8        7,001.4
Investments in equity method
   subsidiaries                        125.1     --       --         125.1   297.1      29.1      326.2       0.3          451.6
Construction and acquisition
   expenditures                        371.3     28.6      4.8       404.7    65.5     152.8      218.3      33.8          656.8
------------------------------------------------------------------------------------------------------------------------------------

                                        Regulated Domestic Utilities           Non-regulated Businesses
                                   ----------------------------------------  ------------------------------          Alliant Energy
                                    Electric    Gas     Other      Total       Int'l     Other      Total     Other    Consolidated
------------------------------------------------------------------------------------------------------------------------------------
2001
----
Operating revenues                   $1,756.6   $487.9    $37.1   $2,281.6      $85.4   $208.1     $293.5     ($5.6)     $2,569.5
Depreciation and amortization           245.6     28.8      3.2      277.6        8.3     16.5       24.8      --           302.4
Operating income (loss)                 306.1     11.2      7.5      324.8        7.4    (12.9)      (5.5)     (1.9)        317.4
Interest expense, net of AFUDC                                       100.5       54.6      9.5       64.1       9.8         174.4
Interest income from loans to
   discontinued operations, net                                       --         (0.1)    (9.9)     (10.0)     --           (10.0)
Equity (income) loss from
   unconsolidated investments                                        (15.6)       4.1     (7.2)      (3.1)     (0.1)        (18.8)
Preferred dividends                                                    6.7       --       --         --        --             6.7
Miscellaneous, net                                                   (25.9)      (2.8)    18.4       15.6      (4.6)        (14.9)
Income tax expense (benefit)                                          94.2      (22.7)   (11.3)     (34.0)     (8.4)         51.8
Income from continuing operations                                    164.9      (25.7)   (12.4)     (38.1)      1.4         128.2
Income from discontinued
   operations, net of tax                                             --         11.3     45.8       57.1      --            57.1
Cumulative effect of a change in
   accounting principle, net of tax                                   --        (12.9)    --        (12.9)     --           (12.9)
Net income (loss)                                                    164.9      (27.3)    33.4        6.1       1.4         172.4
Total assets                          3,336.6    506.4    465.0    4,308.0      858.6    995.9    1,854.5      75.4       6,237.9
Investments in equity method
   subsidiaries                         119.2     --       --        119.2      448.3     32.6      480.9      --           600.1
Construction and acquisition
   expenditures                         298.7     36.9      5.2      340.8      173.0    159.2      332.2      40.0         713.0
------------------------------------------------------------------------------------------------------------------------------------
                                       49

                                         Regulated Domestic Utilities           Non-regulated Businesses
                                    ---------------------------------------- -------------------------------          Alliant Energy
                                    Electric    Gas     Other      Total       Int'l     Other      Total     Other    Consolidated
------------------------------------------------------------------------------------------------------------------------------------
2000
----
Operating revenues                    $1,648.0  $415.0   $33.4    $2,096.4     $ --      $177.3     $177.3     ($2.7)    $2,271.0
Depreciation and amortization            252.6    27.7     3.1       283.4        3.7       9.6       13.3      --          296.7
Operating income (loss)                  330.6    26.6     4.5       361.7       (7.8)    (18.1)     (25.9)      0.2        336.0
Interest expense, net of AFUDC                                       103.1       38.8       9.0       47.8       8.5        159.4
Interest income from loans to
   discontinued operations, net                                       --         --        (7.2)      (7.2)     --           (7.2)
Equity income from
   unconsolidated investments                                         (0.5)      (5.8)    (13.2)     (19.0)     --          (19.5)
Preferred dividends                                                    6.7       --        --         --        --            6.7
Gain on reclassification of
   investments                                                        --         --      (321.3)    (321.3)     --         (321.3)
Miscellaneous, net                                                   (23.3)      (8.9)     (4.3)     (13.2)     (2.7)       (39.2)
Income tax expense                                                   107.9      (14.2)    132.2      118.0       0.3        226.2
Income from continuing operations                                    167.8      (17.7)    186.7      169.0      (5.9)       330.9
Income from discontinued
   operations, net of tax                                             --         (0.5)     51.6       51.1      --           51.1
Cumulative effect of a change in
   accounting principle, net of tax                                   --         --        16.7       16.7      --           16.7
Net income (loss)                                                    167.8      (18.2)    255.0      236.8      (5.9)       398.7
Total assets                           3,402.2   554.4   427.2     4,383.8      631.0   1,702.3    2,333.3      16.7      6,733.8
Investments in equity method
   subsidiaries                            6.5    --      --           6.5      389.0      29.5      418.5      --          425.0
Construction and acquisition
   expenditures                          265.9    35.8     3.0       304.7      395.6     134.1      529.7      11.1        845.5

------------------------------------------------------------------------------------------------------------------------------------

Products and Services
---------------------

                            Non-regulated and Other Revenues
-----------------------------------------------------------------------------------------
              Integrated
Year           Services      International     Investments       Other        Total
-----------------------------------------------------------------------------------------
                                             (in millions)
2002             $133.8          $103.2            $26.1           $28.7       $291.8
2001              192.7            85.4             26.6            20.4        325.1
2000              163.6            --               28.5            15.9        208.0


(14)  GOODWILL AND OTHER INTANGIBLE ASSETS
Alliant Energy adopted SFAS 142 on Jan. 1, 2002, which resulted in goodwill no longer being subject to amortization. Had SFAS 142 been adopted Jan. 1, 2000, net income for 2001 and 2000 would have increased $4 million and $1 million, respectively, and basic and diluted EPS would have increased $0.05 and $0.02 per share, respectively. Certain information regarding net goodwill and other intangible assets included on Alliant Energy's Consolidated Balance Sheets at Dec. 31 was as follows (in millions):

                                                                                                   2002              2001
                                                                                               -------------     -------------
Net goodwill
    Deferred charges and other (consolidated investments)                                            $57              $56
    Investments in unconsolidated foreign entities (equity method investments)                         9                7
Net other intangible assets
    Deferred charges and other (consolidated investments)                                             19               20
    Investments in unconsolidated foreign entities (equity method investments)                        22               35
    Investment in ATC and other (equity method investments)                                           25               --


(15)  SELECTED CONSOLIDATED QUARTERLY FINANCIAL DATA (UNAUDITED)
All "per share" references refer to earnings per diluted share. Summation of the individual quarters may not equal annual totals due to rounding.

                                                         2002                                      2001
                                        ----------------------------------------  ---------------------------------------
                                        March 31   June 30   Sept. 30  Dec. 31    March 31   June 30   Sept. 30  Dec. 31
                                        ---------- --------- --------- ---------  ---------- --------- --------  --------
                                                              (in millions, except per share data)
Operating revenues                         $571.4    $544.5    $659.4    $663.0      $784.9    $567.7    $623.9    $593.0
Operating income                             63.9      60.4     132.4      75.1        69.4      54.3     125.2      68.5
Income (loss) from continuing operations     (7.8)     (5.5)     46.6      54.1        18.6       8.6      53.2      47.8
Income (loss) from discontinued
   operations, net of tax                    17.5      11.8      (1.9)     (8.0)        3.5      29.1      16.1       8.3
Cumulative effect of a change in
   accounting principle, net of tax           --        --       --        --         (12.9)     --        --        --
Net income                                    9.7       6.3      44.7      46.1         9.2      37.7      69.3      56.1
EPS:
  Income (loss) from continuing operations  (0.09)    (0.06)     0.51      0.61        0.23      0.11      0.67      0.57
  Income (loss) from discontinued
   operations                                0.20      0.13     (0.02)    (0.10)       0.05      0.37      0.20      0.09
  Cumulative effect of a change in
   accounting principle                       --        --      --         --         (0.16)     --        --        --
  Net income                                 0.11      0.07      0.49      0.51        0.12      0.48      0.87      0.66

(16)  DISCONTINUED OPERATIONS AND ASSETS HELD FOR SALE
Alliant Energy announced in November 2002 and January 2003 its commitment to pursue the sale of, or other exit strategies for, certain non-regulated businesses in 2003. Alliant Energy applied the provisions of SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to certain of its assets which were held for sale. SFAS 144 requires that a long-lived asset classified as held for sale be measured at the lower of its carrying amount or fair value, less costs to sell, and to cease depreciation, depletion and amortization. At Dec. 31, 2002, Alliant Energy's oil and gas (Whiting),
Australian (including Southern Hydro), affordable housing and SmartEnergy businesses were classified as held for sale. Alliant Energy currently plans to complete the sales by year-end. The operating results for these businesses have been separately classified and reported as discontinued operations in Alliant Energy's Consolidated Financial Statements. A summary of the components of discontinued operations in Alliant Energy's Consolidated Statements of Income was as follows (in thousands):

                                                         2002             2001            2000
                                                    --------------    ------------    -------------
Operating revenues                                      $231,027        $158,575        $125,310
Operating expenses                                       195,624         105,935          80,224
Interest expense and other                                22,810         (12,448)        (18,589)
                                                    --------------    ------------    -------------
Income before income taxes                                12,593          65,088          63,675
Income tax expense (benefit)                              (6,832)          8,017          12,636
                                                    --------------    ------------    -------------
Income from discontinued operations, net of tax          $19,425         $57,071         $51,039
                                                    ==============    ============    =============

Alliant Energy's Australian business enters into electricity derivative contracts that have not been designated as hedges (as defined by SFAS 133) to manage the electricity commodity price risk associated with anticipated sales into the spot market. Approximately $16 million of income is included in "Interest expense and other" for both 2002 and 2001 in the previous table related to the change in the fair value of these electricity derivative contracts during these respective periods. In 2000, Alliant Energy's affordable housing business sold a portion of its investment in McLeod, resulting in a pre-tax gain of approximately $24 million included in "Interest expense and other" in the previous table. At Dec. 31, 2002, Alliant Energy's affordable housing business owned approximately 0.1 million shares of McLeod. "Income tax expense (benefit)" in the previous table includes approximately $10 million, $10 million and $7 million of affordable housing tax credits earned by Alliant Energy's affordable housing business during 2002, 2001 and 2000, respectively. These tax credits had a significant impact on the effective tax rate of Alliant Energy's discontinued operations. In the fourth quarter of 2002, Alliant Energy recorded a SFAS 142 after-tax non-cash goodwill impairment charge related to SmartEnergy of $4.5 million primarily due to less favorable market conditions.

A summary of the components of assets and liabilities of discontinued operations on Alliant Energy's Consolidated Balance Sheets at Dec. 31 was as follows (in thousands):

                                                              2002             2001
                                                          -------------    ------------
Assets of discontinued operations:
   Property, plant and equipment, net                         $644,910       $422,114
   Current assets                                              113,866         58,586
   Investments                                                   6,824         60,442
   Deferred charges and other                                  203,691         23,699
                                                          -------------    ------------
       Total assets of discontinued operations                $969,291       $564,841
                                                          =============    ============
Liabilities of discontinued operations:
   Current liabilities                                         $73,344        $38,488
   Other long-term liabilities and deferred credits             64,783         26,206
   Minority interest                                               124            267
                                                          -------------    ------------
       Total liabilities of discontinued operations            138,251         64,961
                                                          -------------    ------------
           Net assets of discontinued operations              $831,040       $499,880
                                                          =============    ============

In March 2002, Alliant Energy acquired a controlling interest in Southern Hydro and therefore changed from the equity method of accounting to the consolidation method at such time. At Dec. 31, 2002, SmartEnergy had $9 million of net goodwill.

A summary of the components of cash flows for discontinued operations for the years ended Dec. 31 was as follows (in thousands):

                                                                     2002           2001          2000
                                                                 -------------   ------------  ------------
Net cash flows from operating activities                            $72,820         $44,327       $44,844
Net cash flows from financing activities                            153,087          41,529        99,338
Net cash flows used for investing activities                       (215,638)        (88,752)     (145,573)
                                                                 -------------   ------------  ------------
Net increase (decrease) in cash and temporary cash investments       10,269          (2,896)       (1,391)
Cash and temporary cash investments at beginning of period            5,775           8,671        10,062
                                                                 -------------   ------------  ------------
Cash and temporary cash investments at end of period                $16,044          $5,775        $8,671
                                                                 =============   ============  ============
Supplemental cash flows information:
  Cash paid during the period for:
     Interest                                                       $14,704          $6,355        $4,878
                                                                 =============   ============  ============
     Income taxes, net of refunds                                   ($9,002)        ($3,331)        ($331)
                                                                 =============   ============  ============

(17)   CONDENSED CONSOLIDATING FINANCIAL STATEMENTS
Alliant Energy has fully and unconditionally guaranteed the payment of principal and interest on various debt securities issued by Resources and, as a result, is required to present condensed consolidating financial statements. No other Alliant Energy subsidiaries are guarantors of Resources' debt securities. Alliant Energy's condensed consolidating financial statements are as follows:

     Alliant Energy Corporation Condensed Consolidating Statements of Income for the Years Ended December 31, 2002 and 2001

                                                                Alliant Energy             Other Alliant               Consolidated
                                                                    Parent                    Energy     Consolidating    Alliant
                                                                    Company     Resources  Subsidiaries   Adjustments     Energy
                                                                --------------------------------------------------------------------
Year Ended December 31, 2002                                                              (in thousands)
----------------------------
Operating revenues:
  Electric utility                                                       $-           $-   $1,752,534            $-      $1,752,534
  Gas utility                                                             -            -      393,986             -         393,986
  Non-regulated and other                                                 -      261,349      356,286      (325,813)        291,822
                                                                --------------------------------------------------------------------
                                                                          -      261,349    2,502,806      (325,813)      2,438,342
                                                                --------------------------------------------------------------------
Operating expenses:
  Electric and steam production fuels                                     -            -      303,570            55         303,625
  Purchased power                                                         -            -      362,501             -         362,501
  Cost of utility gas sold                                                -            -      248,994             -         248,994
  Other operation and maintenance                                     2,116      229,213      846,988      (300,379)        777,938
  Depreciation and amortization                                           7       27,214      288,577        (6,209)        309,589
  Taxes other than income taxes                                           -        6,146       99,031        (1,312)        103,865
                                                                --------------------------------------------------------------------
                                                                      2,123      262,573    2,149,661      (307,845)      2,106,512
                                                                --------------------------------------------------------------------
Operating income (loss)                                              (2,123)      (1,224)     353,145       (17,968)        331,830
                                                                --------------------------------------------------------------------
Interest expense and other:
  Interest expense                                                    5,640       76,475      116,344       (11,932)        186,527
  Interest income from loans to discontinued operations, net              -      (16,923)           -             -         (16,923)
  Equity (income) loss from unconsolidated investments                 (941)      31,337      (17,571)            -          12,825
  Allowance for funds used during construction                            -            -       (8,480)          784          (7,696)
  Preferred dividend requirements of subsidiaries                         -            -        6,172             -           6,172
  Impairment of available-for-sale securities of McLeodUSA Inc.           -       27,218            -             -          27,218
  Miscellaneous, net                                               (109,236)      20,848      (17,167)       99,405          (6,150)
                                                                --------------------------------------------------------------------
                                                                   (104,537)     138,955       79,298        88,257         201,973
                                                                --------------------------------------------------------------------
Income (loss) from continuing operations before income taxes        102,414     (140,179)     273,847      (106,225)        129,857
                                                                --------------------------------------------------------------------
Income tax expense (benefit)                                         (4,467)     (60,149)     107,959          (942)         42,401
                                                                --------------------------------------------------------------------
Income (loss) from continuing operations                            106,881      (80,030)     165,888      (105,283)         87,456
                                                                --------------------------------------------------------------------
Income from discontinued operations, net of tax                           -       19,425            -             -          19,425
                                                                --------------------------------------------------------------------
Net income (loss)                                                  $106,881     ($60,605)    $165,888     ($105,283)       $106,881
                                                                ====================================================================

Year Ended December 31, 2001
----------------------------
Operating revenues:
  Electric utility                                                       $-           $-   $1,756,556            $-      $1,756,556
  Gas utility                                                             -            -      487,877             -         487,877
  Non-regulated and other                                                 -      293,440      310,520      (278,888)        325,072
                                                                --------------------------------------------------------------------
                                                                          -      293,440    2,554,953      (278,888)      2,569,505
                                                                --------------------------------------------------------------------
Operating expenses:
  Electric and steam production fuels                                     -            -      310,689             -         310,689
  Purchased power                                                         -            -      403,166             -         403,166
  Cost of utility gas sold                                                -            -      360,911             -         360,911
  Other operation and maintenance                                     3,609      267,316      772,246      (270,329)        772,842
  Depreciation and amortization                                           -       24,786      277,591             -         302,377
  Taxes other than income taxes                                           -        6,849      103,408        (8,121)        102,136
                                                                --------------------------------------------------------------------
                                                                      3,609      298,951    2,228,011      (278,450)      2,252,121
                                                                --------------------------------------------------------------------
Operating income (loss)                                              (3,609)      (5,511)     326,942          (438)        317,384
                                                                --------------------------------------------------------------------
Interest expense and other:
  Interest expense                                                   14,281       64,091      117,707       (10,480)        185,599
  Interest income from loans to discontinued operations, net              -      (10,041)           -             -         (10,041)
  Equity (income) loss from unconsolidated investments               (7,237)       4,138      (15,700)            -         (18,799)
  Allowance for funds used during construction                            -            -      (11,144)            -         (11,144)
  Preferred dividend requirements of subsidiaries                         -            -        6,720             -           6,720
  Miscellaneous, net                                               (177,151)      15,590      (30,285)      176,913         (14,933)
                                                                --------------------------------------------------------------------
                                                                   (170,107)      73,778       67,298       166,433         137,402
                                                                --------------------------------------------------------------------
Income (loss) from continuing operations before income taxes        166,498      (79,289)     259,644      (166,871)        179,982
                                                                --------------------------------------------------------------------
Income tax expense (benefit)                                         (5,864)     (36,517)      94,642          (438)         51,823
                                                                --------------------------------------------------------------------
Income (loss) from continuing operations                            172,362      (42,772)     165,002      (166,433)        128,159
                                                                --------------------------------------------------------------------
Income from discontinued operations, net of tax                           -       57,071            -             -          57,071
                                                                --------------------------------------------------------------------
Income before cumulative effect of a change in
   accounting principle, net of tax                                 172,362       14,299      165,002      (166,433)        185,230
                                                                --------------------------------------------------------------------
Cumulative effect of a change in accounting principle, net of tax         -      (12,868)           -             -         (12,868)
                                                                --------------------------------------------------------------------
Net income                                                         $172,362       $1,431     $165,002     ($166,433)       $172,362
                                                                ====================================================================

           Alliant Energy Corporation Condensed Consolidating Statement of Income for the Year Ended December 31, 2000

                                                                Alliant Energy                Other                     Consolidated
                                                                    Parent                 Alliant Energy  Consolidating   Alliant
                                                                    Company     Resources   Subsidiaries    Adjustments    Energy
                                                                --------------------------------------------------------------------
Operating revenues:                                                                          (in thousands)
  Electric utility                                                       $-            $-    $1,648,036            $-    $1,648,036
  Gas utility                                                             -             -       414,948             -       414,948
  Non-regulated and other                                                 -       177,253       294,507      (263,769)      207,991
                                                                --------------------------------------------------------------------
                                                                          -       177,253     2,357,491      (263,769)    2,270,975
                                                                --------------------------------------------------------------------
Operating expenses:
  Electric and steam production fuels                                     -             -       288,621             -       288,621
  Purchased power                                                         -             -       294,818             -       294,818
  Cost of utility gas sold                                                -             -       278,734             -       278,734
  Other operation and maintenance                                       703       183,773       751,888      (258,087)      678,277
  Depreciation and amortization                                           -        13,350       283,382             -       296,732
  Taxes other than income taxes                                           -         6,069        98,379        (6,625)       97,823
                                                                --------------------------------------------------------------------
                                                                        703       203,192     1,995,822      (264,712)    1,935,005
                                                                --------------------------------------------------------------------
Operating income (loss)                                                (703)      (25,939)      361,669           943       335,970
                                                                --------------------------------------------------------------------
Interest expense and other:
  Interest expense                                                   17,350        47,832       121,250       (18,283)      168,149
  Interest income from loans to discontinued operations, net              -        (7,195)            -             -        (7,195)
  Equity income from unconsolidated investments                     (14,653)       (4,311)         (504)            -       (19,468)
  Allowance for funds used during construction                            -             -        (8,761)            -        (8,761)
  Preferred dividend requirements of subsidiaries                         -             -         6,713             -         6,713
  Gain on reclassification of investment                                  -      (321,349)            -             -      (321,349)
  Miscellaneous, net                                               (407,484)      (13,234)      (31,790)      413,294       (39,214)
                                                                --------------------------------------------------------------------
                                                                   (404,787)     (298,257)       86,908       395,011      (221,125)
                                                                --------------------------------------------------------------------
Income from continuing operations before income taxes               404,084       272,318       274,761      (394,068)      557,095
                                                                --------------------------------------------------------------------
Income taxes                                                          5,422       112,820       106,996           942       226,180
                                                                --------------------------------------------------------------------
Income from continuing operations                                   398,662       159,498       167,765      (395,010)      330,915
                                                                --------------------------------------------------------------------
Income from discontinued operations, net of tax                           -        51,039             -             -        51,039
                                                                --------------------------------------------------------------------
Income before cumulative effect of a change in
   accounting principle, net of tax                                 398,662       210,537       167,765      (395,010)      381,954
                                                                --------------------------------------------------------------------
Cumulative effect of a change in accounting principle, net of tax         -        16,673            35             -        16,708
                                                                --------------------------------------------------------------------
Net income                                                         $398,662      $227,210      $167,800     ($395,010)     $398,662
                                                                ====================================================================

                      Alliant Energy Corporation Condensed Consolidating Balance Sheet as of December 31, 2002

                                                         Alliant Energy                   Other                         Consolidated
ASSETS                                                      Parent                    Alliant Energy     Consolidating     Alliant
Property, plant and equipment:                              Company       Resources    Subsidiaries       Adjustments      Energy
                                                    --------------------------------------------------------------------------------
  Utility:                                                                          (in thousands)

      Electric plant in service                                  $-              $-      $5,295,381              $-      $5,295,381
      Gas plant in service                                        -               -         613,122               -         613,122
      Other plant in service                                      -               -         530,456               -         530,456
      Accumulated depreciation                                    -               -      (3,573,407)              -      (3,573,407)
      Construction work in progress                               -               -         263,096               -         263,096
      Other, net                                                  -               -          68,340               -          68,340
                                                    --------------------------------------------------------------------------------
          Total utility                                           -               -       3,196,988               -       3,196,988
                                                    --------------------------------------------------------------------------------
  Non-regulated and other, net:
      Non-regulated generation                                    -         156,699               -               -         156,699
      Other                                                       -         299,355          75,503            (111)        374,747
                                                    --------------------------------------------------------------------------------
          Total non-regulated and other                           -         456,054          75,503            (111)        531,446
                                                    --------------------------------------------------------------------------------
                                                                  -         456,054       3,272,491            (111)      3,728,434
                                                    --------------------------------------------------------------------------------
Current assets:
  Income tax refunds receivable                              18,175          72,882           6,412               -          97,469
  Regulatory assets                                               -               -          46,076               -          46,076
  Assets of discontinued operations                               -         969,291               -               -         969,291
  Other                                                     254,461         204,206         489,181        (436,395)        511,453
                                                    --------------------------------------------------------------------------------
                                                            272,636       1,246,379         541,669        (436,395)      1,624,289
                                                    --------------------------------------------------------------------------------
Investments:
  Consolidated subsidiaries                               1,817,341               -              10      (1,817,351)              -
  Investments in unconsolidated foreign entities                  -         373,816               -               -         373,816
  Other                                                      11,660          56,357         494,867               -         562,884
                                                    --------------------------------------------------------------------------------
                                                          1,829,001         430,173         494,877      (1,817,351)        936,700
                                                    --------------------------------------------------------------------------------
Deferred charges and other                                        -         127,834         611,721         (27,583)        711,972
                                                    --------------------------------------------------------------------------------
Total assets                                             $2,101,637      $2,260,440      $4,920,758     ($2,281,440)     $7,001,395
                                                    ================================================================================

             Alliant Energy Corporation Condensed Consolidating Balance Sheet (Continued) as of December 31, 2002

                                                      Alliant Energy                   Other Alliant                   Consolidated
                                                         Parent                          Energy       Consolidating       Alliant
                                                         Company        Resources      Subsidiaries     Adjustments       Energy
                                                   --------------------------------------------------------------------------------
CAPITALIZATION AND LIABILITIES                                                        (in thousands)
Capitalization:
  Common stock and additional paid-in capital           $1,294,842        $232,743        $906,261     ($1,139,004)     $1,294,842
  Retained earnings                                        758,187         114,838         773,556        (888,394)        758,187
  Accumulated other comprehensive loss                    (209,943)       (166,947)        (42,996)        209,943        (209,943)
  Shares in deferred compensation trust                     (6,896)              -               -               -          (6,896)
                                                   --------------------------------------------------------------------------------
       Total common equity                               1,836,190         180,634       1,636,821      (1,817,455)      1,836,190
                                                   --------------------------------------------------------------------------------
  Cumulative preferred stock of subsidiaries, net                -               -         205,063               -         205,063
  Long-term debt (excluding current portion)                24,000       1,290,205       1,295,598               -       2,609,803
                                                   --------------------------------------------------------------------------------
                                                         1,860,190       1,470,839       3,137,482      (1,817,455)      4,651,056
                                                   --------------------------------------------------------------------------------
Current liabilities:
  Current maturities and sinking funds                           -          41,511           5,080               -          46,591
  Commercial paper                                         135,500               -          60,000               -         195,500
  Other short-term borrowings                               85,000         194,482          79,003        (244,764)        113,721
  Accounts payable                                           1,534          57,668         223,653               -         282,855
  Accrued taxes                                              9,743          13,655          82,123               -         105,521
  Liabilities of discontinued operations                         -         138,251               -               -         138,251
  Other                                                      6,419         119,264         305,819        (191,631)        239,871
                                                   --------------------------------------------------------------------------------
                                                           238,196         564,831         755,678        (436,395)      1,122,310
                                                   --------------------------------------------------------------------------------
Other long-term liabilities and deferred credits:
  Accumulated deferred income tax expense (benefit)         (3,198)        141,471         492,352               -         630,625
  Pension and other benefit obligations                      6,328           4,348         170,334               -         181,010
  Other                                                        121          35,526         364,912         (27,590)        372,969
                                                   --------------------------------------------------------------------------------
                                                             3,251         181,345       1,027,598         (27,590)      1,184,604
                                                   --------------------------------------------------------------------------------
                                                   --------------------------------------------------------------------------------
Minority interest                                                -          43,425               -               -          43,425
                                                   --------------------------------------------------------------------------------
Total capitalization and liabilities                    $2,101,637      $2,260,440      $4,920,758     ($2,281,440)     $7,001,395
                                                   ================================================================================

                    Alliant Energy Corporation Condensed Consolidating Balance Sheet as of December 31, 2001
ASSETS
Property, plant and equipment:
  Utility:
      Electric plant in service                                 $-              $-      $5,123,781              $-      $5,123,781
      Gas plant in service                                       -               -         597,494               -         597,494
      Other plant in service                                     -               -         517,938               -         517,938
      Accumulated depreciation                                   -               -      (3,374,867)              -      (3,374,867)
      Construction work in progress                              -               -         111,069               -         111,069
      Other, net                                                 -               -          62,194               -          62,194
                                                   --------------------------------------------------------------------------------
          Total utility                                          -               -       3,037,609               -       3,037,609
                                                   --------------------------------------------------------------------------------
  Non-regulated and other, net:
      Non-regulated generation                                   -          60,411               -               -          60,411
      Other                                                      -         293,760          49,014            (111)        342,663
                                                   --------------------------------------------------------------------------------
          Total non-regulated and other                          -         354,171          49,014            (111)        403,074
                                                   --------------------------------------------------------------------------------
                                                                 -         354,171       3,086,623            (111)      3,440,683
                                                   --------------------------------------------------------------------------------
Current assets:
  Income tax refunds receivable                              7,552          11,438           6,411               -          25,401
  Regulatory assets                                              -               -          19,632               -          19,632
  Assets of discontinued operations                              -         564,841               -               -         564,841
  Other                                                    180,962         217,638         337,582        (225,916)        510,266
                                                   --------------------------------------------------------------------------------
                                                           188,514         793,917         363,625        (225,916)      1,120,140
                                                   --------------------------------------------------------------------------------
Investments:
  Consolidated subsidiaries                              1,793,737               -               -      (1,793,737)              -
  Investments in unconsolidated foreign entities                 -         508,145               -               -         508,145
  Other                                                     32,814          66,028         477,929             (14)        576,757
                                                   --------------------------------------------------------------------------------
                                                         1,826,551         574,173         477,929      (1,793,751)      1,084,902
                                                   --------------------------------------------------------------------------------
Deferred charges and other                                   3,661         110,216         511,537         (33,214)        592,200
                                                   --------------------------------------------------------------------------------
Total assets                                            $2,018,726      $1,832,477      $4,439,714     ($2,052,992)     $6,237,925
                                                   ================================================================================

             Alliant Energy Corporation Condensed Consolidating Balance Sheet (Continued) as of December 31, 2001

                                                        Alliant Energy                 Other Alliant                   Consolidated
                                                            Parent                         Energy      Consolidating      Alliant
                                                            Company       Resources     Subsidiaries    Adjustments       Energy
                                                     ------------------------------------------------------------------------------
CAPITALIZATION AND LIABILITIES                                                         (in thousands)
Capitalization:
  Common stock and additional paid-in capital             $1,240,690       $232,743        $789,002    ($1,021,745)     $1,240,690
  Retained earnings                                          832,293        175,443         749,102       (924,545)        832,293
  Accumulated other comprehensive loss                      (152,434)      (140,137)        (12,297)       152,434        (152,434)
  Shares in deferred compensation trust                       (2,208)             -               -              -          (2,208)
                                                     ------------------------------------------------------------------------------
       Total common equity                                 1,918,341        268,049       1,525,807     (1,793,856)      1,918,341
                                                     ------------------------------------------------------------------------------

  Cumulative preferred stock of subsidiaries, net                  -              -         113,953              -         113,953
  Long-term debt (excluding current portion)                  24,000      1,105,792       1,300,149              -       2,429,941
                                                     ------------------------------------------------------------------------------
                                                           1,942,341      1,373,841       2,939,909     (1,793,856)      4,462,235
                                                     ------------------------------------------------------------------------------
Current liabilities:
  Current maturities and sinking funds                             -          9,946             560              -          10,506
  Commercial paper                                            68,389              -               -              -          68,389
  Other short-term borrowings                                      -         84,318               -              -          84,318
  Accounts payable                                                 -         32,924         185,949            (95)        218,778
  Accrued taxes                                                    -          9,370          77,387              -          86,757
  Liabilities of discontinued operations                           -         64,961               -              -          64,961
  Other                                                        4,341         40,090         404,134       (225,821)        222,744
                                                     ------------------------------------------------------------------------------
                                                              72,730        241,609         668,030       (225,916)        756,453
                                                     ------------------------------------------------------------------------------
Other long-term liabilities and deferred credits:
  Accumulated deferred income tax expense (benefit)           (4,033)       158,135         459,389              -         613,491
  Pension and other benefit obligations                        7,555          3,539          85,402              -          96,496
  Other                                                          133         12,242         286,984        (33,220)        266,139
                                                     ------------------------------------------------------------------------------
                                                               3,655        173,916         831,775        (33,220)        976,126
                                                     ------------------------------------------------------------------------------
                                                     ------------------------------------------------------------------------------
Minority interest                                                  -         43,111               -              -          43,111
                                                     ------------------------------------------------------------------------------

Total capitalization and liabilities                      $2,018,726     $1,832,477      $4,439,714    ($2,052,992)     $6,237,925
                                                     ==============================================================================

       Alliant Energy Corporation Condensed Consolidating Statement of Cash Flows for the Year Ended December 31, 2002

                                                               Alliant Energy             Other Alliant                 Consolidated
                                                                   Parent                     Energy     Consolidating      Alliant
                                                                   Company     Resources   Subsidiaries   Adjustments       Energy
                                                                --------------------------------------------------------------------
                                                                                           (in thousands)

Net cash flows from operating activities                          $107,594     $100,414      $458,785      ($111,455)      $555,338
                                                                --------------------------------------------------------------------

Cash flows from (used for) financing activities:
  Common stock dividends                                          (180,987)           -      (141,435)       141,435       (180,987)
  Proceeds from issuance of common stock                            56,066            -             -              -         56,066
  Proceeds from issuance of preferred stock of subsidiary                -            -       144,602              -        144,602
  Redemption of preferred stock of subsidiary                            -            -       (56,389)             -        (56,389)
  Net change in Resources' credit facility                               -     (383,610)            -              -       (383,610)
  Proceeds from issuance of other long-term debt                         -      300,023             -              -        300,023
  Reductions in other long-term debt                                     -      (20,258)         (560)             -        (20,818)
  Net change in commercial paper and other short-term borrowings    76,106      153,795       (31,695)         1,939        200,145
  Net change in loans to discontinued operations                         -       37,467             -              -         37,467
  Other                                                              1,417      (15,760)      105,431       (115,350)       (24,262)
                                                                --------------------------------------------------------------------
      Net cash flows from (used for) financing activities          (47,398)      71,657        19,954         28,024         72,237
                                                                --------------------------------------------------------------------
Cash flows used for investing activities:
  Construction and acquisition expenditures:
     Regulated domestic utilities                                        -            -      (404,736)             -       (404,736)
     Non-regulated businesses                                            -     (218,242)            -              -       (218,242)
     Corporate Services and other                                      (50)           -       (33,724)             -        (33,774)
  Proceeds from dispositions of assets                              19,349        8,294             -              -         27,643
  Other                                                            (85,872)      24,876       (27,867)        85,370         (3,493)
                                                                --------------------------------------------------------------------
     Net cash flows used for investing activities                  (66,573)    (185,072)     (466,327)        85,370       (632,602)
                                                                --------------------------------------------------------------------
Net increase (decrease) in cash and temporary cash investments      (6,377)     (13,001)       12,412          1,939         (5,027)
                                                                --------------------------------------------------------------------
Cash and temporary cash investments at beginning of period           6,381       60,237         3,207         (1,939)        67,886
                                                                --------------------------------------------------------------------
Cash and temporary cash investments at end of period                    $4      $47,236       $15,619             $-        $62,859
                                                                ====================================================================
Supplemental cash flows information:
   Cash paid (refunded) during the period for:
      Interest                                                      $5,244      $74,922      $103,969             $-       $184,135
                                                                ====================================================================
      Income taxes, net of refunds                                 ($2,183)    ($44,743)      $77,575             $-        $30,649
                                                                ====================================================================
   Noncash investing and financing activities:
      Capital lease obligations incurred                                $-           $-       $19,101             $-        $19,101
                                                                ====================================================================

    Alliant Energy Corporation Condensed Consolidating Statements of Cash Flows for the Years Ended December 31, 2001 and 2000

                                                                   Alliant Energy            Other Alliant              Consolidated
                                                                      Parent                    Energy     Consolidating   Alliant
                                                                      Company    Resources   Subsidiaries   Adjustments     Energy
                                                                   -----------------------------------------------------------------
Year Ended December 31, 2001                                                                 (in thousands)
----------------------------
 Net cash flows from (used for) operating activities                  $155,559     ($2,855)     $453,795     ($173,153)    $433,346
                                                                   -----------------------------------------------------------------
 Cash flows from (used for) financing activities:
     Common stock dividends                                           (158,231)          -      (140,789)      140,789     (158,231)
     Proceeds from issuance of common stock                            288,553           -             -             -      288,553
     Net change in Resources' credit facility                                -      63,110             -             -       63,110
     Proceeds from issuance of other long-term debt                          -     313,530       200,000             -      513,530
     Reductions in other long-term debt                                      -      (9,249)     (136,110)            -     (145,359)
     Net change in commercial paper and other short-term borrowings   (265,496)    (54,953)            -             -     (320,449)
     Net change in loans to discontinued operations                          -     (49,006)            -             -      (49,006)
     Other                                                              46,777     (30,112)      (16,850)      (30,888)     (31,073)
                                                                   -----------------------------------------------------------------
         Net cash flows from (used for) financing activities           (88,397)    233,320       (93,749)      109,901      161,075
                                                                   -----------------------------------------------------------------
 Cash flows used for investing activities:
     Construction and acquisition expenditures:
        Regulated domestic utilities                                         -           -      (340,789)            -     (340,789)
        Non-regulated businesses                                             -    (332,183)            -             -     (332,183)
        Corporate Services                                                   -           -       (40,019)            -      (40,019)
     Proceeds from formation of ATC and other asset dispositions             -      32,117        75,817             -      107,934
     Other                                                             (61,355)      4,553       (54,015)       61,313      (49,504)
                                                                   -----------------------------------------------------------------
        Net cash flows used for investing activities                   (61,355)   (295,513)     (359,006)       61,313     (654,561)
                                                                   -----------------------------------------------------------------
 Net increase (decrease) in cash and temporary cash investments          5,807     (65,048)        1,040        (1,939)     (60,140)
                                                                   -----------------------------------------------------------------
 Cash and temporary cash investments at beginning of period                574     125,285         2,167             -      128,026
                                                                   -----------------------------------------------------------------
 Cash and temporary cash investments at end of period                   $6,381     $60,237        $3,207       ($1,939)     $67,886
                                                                   =================================================================
Supplemental cash flows information:
     Cash paid (refunded) during the period for:
        Interest                                                       $12,461     $60,767      $107,123            $-     $180,351
                                                                   =================================================================
        Income taxes, net of refunds                                  ($10,258)   ($32,015)     $113,168            $-      $70,895
                                                                   =================================================================
     Noncash investing and financing activities:
        Capital lease obligations incurred and other                        $-          $-       $19,967            $-      $19,967
                                                                   =================================================================

Year Ended December 31, 2000
----------------------------
 Net cash flows from (used for) operating activities                  $391,284    ($23,712)     $427,241     ($401,723)    $393,090
                                                                   -----------------------------------------------------------------
 Cash flows from (used for) financing activities:
     Common stock dividends                                           (157,964)          -       (80,340)       80,340     (157,964)
     Proceeds from issuance of common stock                              1,069           -             -             -        1,069
     Net change in Resources' credit facility                                -     181,652             -             -      181,652
     Proceeds from issuance of exchangeable senior notes                     -     402,500             -             -      402,500
     Proceeds from issuance of other long-term debt                          -       7,747       100,000             -      107,747
     Reductions in other long-term debt                                      -        (501)      (53,071)            -      (53,572)
     Net change in commercial paper and other short-term borrowings     48,060      99,217             -             -      147,277
     Net change in loans to discontinued operations                          -     (87,112)            -             -      (87,112)
     Other                                                               3,385     (13,962)      (23,212)        5,255      (28,534)
                                                                   -----------------------------------------------------------------
         Net cash flows from (used for) financing activities          (105,450)    589,541       (56,623)       85,595      513,063
                                                                   -----------------------------------------------------------------
 Cash flows used for investing activities:
     Construction and acquisition expenditures:
        Regulated domestic utilities                                         -           -      (304,656)            -     (304,656)
        Non-regulated businesses                                             -    (529,675)            -             -     (529,675)
        Corporate Services and other                                         -           -       (11,123)            -      (11,123)
     Proceeds from dispositions of assets                                2,281      25,273         3,336             -       30,890
     Other                                                            (316,188)      8,834       (63,463)      316,128      (54,689)
                                                                   -----------------------------------------------------------------
        Net cash flows used for investing activities                  (313,907)   (495,568)     (375,906)      316,128     (869,253)
                                                                   -----------------------------------------------------------------
 Net increase (decrease) in cash and temporary cash investments        (28,073)     70,261        (5,288)            -       36,900
                                                                   -----------------------------------------------------------------
 Cash and temporary cash investments at beginning of period             28,647      55,024         7,455             -       91,126
                                                                   -----------------------------------------------------------------
 Cash and temporary cash investments at end of period                     $574    $125,285        $2,167            $-     $128,026
                                                                   =================================================================
Supplemental cash flows information:
     Cash paid (refunded) during the period for:
        Interest                                                       $17,220     $44,135       $97,495            $-     $158,850
                                                                   =================================================================
        Income taxes, net of refunds                                   ($2,350)   ($20,560)     $140,136            $-     $117,226
                                                                   =================================================================
     Noncash investing and financing activities:
        Capital lease obligations incurred and other                        $-          $-       $20,419            $-      $20,419
                                                                   =================================================================